                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG


                      OTG SOFTWARE, INC., OTG MERGER CORP.


                                       AND


                                   xVAULT INC.


                                 APRIL 17, 2000

                                TABLE OF CONTENTS

                                                                                                   PAGE

ARTICLE I  THE MERGER.................................................................................1
    1.1     The Merger................................................................................1
    1.2     The Closing...............................................................................1
    1.3     Actions at the Closing....................................................................2
    1.4     Additional Action.........................................................................3
    1.5     Conversion of Shares......................................................................3
    1.6     Dissenting Shares.........................................................................4
    1.7     Fractional Shares.........................................................................5
    1.8     Options, Warrants and Other Rights........................................................5
    1.9     Indemnity Escrow..........................................................................6
    1.10    Repurchase Escrow.........................................................................6
    1.11    Certificate of Incorporation and By-laws..................................................7
    1.12    No Further Rights.........................................................................7
    1.13    Closing of Transfer Books.................................................................7
ARTICLE II  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................................7
    2.1     Organization, Qualification and Corporate Power...........................................8
    2.2     Capitalization............................................................................8
    2.3     Authorization of Transaction..............................................................9
    2.4     Noncontravention.........................................................................10
    2.5     Subsidiaries.............................................................................10
    2.6     Financial Statements.....................................................................11
    2.7     Absence of Certain Changes...............................................................12
    2.8     Undisclosed Liabilities..................................................................12
    2.9     Tax Matters..............................................................................12
    2.10    Assets...................................................................................15
    2.11    Owned Real Property......................................................................15
    2.12    Real Property Leases.....................................................................15
    2.13    Intellectual Property....................................................................16
    2.14    Inventory................................................................................18
    2.15    Contracts................................................................................18
    2.16    Accounts Receivable......................................................................20
    2.17    Powers of Attorney.......................................................................20

                                       i
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
    2.18    Insurance................................................................................20
    2.19    Litigation...............................................................................20
    2.20    Warranties...............................................................................21
    2.21    Employees................................................................................21
    2.22    Employee Benefits........................................................................22
    2.23    Environmental Matters....................................................................25
    2.24    Legal Compliance.........................................................................26
    2.25    Customers and Suppliers..................................................................26
    2.26    Permits..................................................................................27
    2.27    Certain Business Relationships With Affiliates...........................................27
    2.28    Brokers' Fees............................................................................27
    2.29    Books and Records........................................................................27
    2.30    Disclosure...............................................................................28
ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE TRANSITORY SUBSIDIARY...............28
    3.1     Organization, Qualification and Corporate Power..........................................28
    3.2     Capitalization...........................................................................28
    3.3     Authorization of Transaction.............................................................29
    3.4     Noncontravention.........................................................................29
    3.5     Reports and Financial Statements.........................................................30
    3.6     Absence of Material Adverse Change.......................................................30
    3.7     Litigation...............................................................................30
    3.8     Interim Operations of the Transitory Subsidiary..........................................31
    3.9     Brokers' Fees............................................................................31
    3.10    Disclosure...............................................................................31
ARTICLE IV  COVENANTS................................................................................31
    4.1     Closing Efforts..........................................................................31
    4.2     Governmental and Third-Party Notices and Consents........................................31
    4.3     Stockholder Approval.....................................................................32
    4.4     Operation of Business....................................................................33
    4.5     Access to Information....................................................................35
    4.6     Notice of Breaches.......................................................................35
    4.7     Exclusivity..............................................................................36
    4.8     Expenses.................................................................................37
    4.9     Indemnification..........................................................................37
    4.10    Restrictions on Disposition of Merger Shares.............................................37

                                       ii
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
ARTICLE V  CONDITIONS TO CONSUMMATION OF MERGER......................................................37
    5.1     Conditions to Each Party's Obligations...................................................37
    5.2     Conditions to Obligations of the Buyer and the Transitory Subsidiary.....................37
    5.3     Conditions to Obligations of the Company.................................................39
ARTICLE VI  INDEMNIFICATION..........................................................................40
    6.1     Indemnification by the Company Stockholders..............................................41
    6.2     Indemnification Claims...................................................................41
    6.3     Survival of Representations and Warranties...............................................45
    6.4     Limitations..............................................................................46
ARTICLE VII  TAX MATTERS.............................................................................47
    7.1     Preparation and Filing of Tax Returns....................................................47
    7.2     Allocation of Certain Taxes..............................................................48
    7.3     Cooperation on Tax Matters...............................................................48
    7.4     Termination of Tax-Sharing Agreements....................................................49
    7.5     Election Pursuant to Section 338(h)(10)..................................................50
ARTICLE VIII  REGISTRATION RIGHTS....................................................................50
    8.1     Registration of Shares...................................................................50
    8.2     Limitations on Registration Rights.......................................................50
    8.3     Registration Procedures..................................................................51
    8.4     Requirements of Company Stockholders.....................................................52
    8.5     Indemnification..........................................................................53
    8.6     Assignment of Rights.....................................................................53
ARTICLE IX  TERMINATION..............................................................................53
    9.1     Termination of Agreement.................................................................53
    9.2     Effect of Termination....................................................................54
ARTICLE X  DEFINITIONS...............................................................................55
ARTICLE XI  MISCELLANEOUS............................................................................57
    11.1    Press Releases and Announcements.........................................................57
    11.2    No Third Party Beneficiaries.............................................................58
    11.3    Entire Agreement.........................................................................58
    11.4    Succession and Assignment................................................................58
    11.5    Counterparts and Facsimile Signature.....................................................58
    11.6    Headings.................................................................................58
    11.7    Notices..................................................................................58
    11.8    Governing Law............................................................................59
    11.9    Amendments and Waivers...................................................................59


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
    11.10 Severability...............................................................................60
    11.11 Submission to Jurisdiction.................................................................60
    11.12 Construction...............................................................................60

Exhibit A-1 -   Indemnification Escrow Agreement
Exhibit A-2 -   Repurchase Escrow Agreement
Exhibit B -     Employee List
Exhibit C -     Investment Representation Letter
Exhibit D -     Opinion of Counsel to the Company
Exhibit E-1 -   Employment Agreements
Exhibit E-2 -   List of Employees signing Employment Agreements
Exhibit F-1 -   Non-Competition Agreements (with Employees)
Exhibit F-2 -   List of Individuals signing Non-Competition Agreements
Exhibit F-3 -   Non-Competition Agreements (with non-Employees)
Exhibit F-4 -   List of Individuals signing Non-Employee Non-Competition
                Agreements
Exhibit G -     Opinion of Counsel to the Buyer and the Transitory Subsidiary
Exhibit H -     List of agreements to be terminated


                                       iv
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                          AGREEMENT AND PLAN OF MERGER

       Agreement entered into as of April 17, 2000 by and among OTG Software, Inc., a Delaware corporation (the "Buyer"), OTG Merger Corp., a Delaware corporation and a wholly-owned subsidiary of the Buyer (the "Transitory Subsidiary"), and xVault, Inc., a Delaware corporation (the "Company") (the "Agreement"). The Buyer, the Transitory Subsidiary and the Company are referred to collectively herein as the "Parties."

       This Agreement contemplates a merger of the Transitory Subsidiary into the Company. In such merger, the stockholders of the Company will receive common stock of the Buyer and a certain amount of cash in exchange for their capital stock of the Company.

       Now, therefore, in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows.

                                   ARTICLE I
                                   THE MERGER

       1.1 The Merger. Upon and subject to the terms and conditions of this Agreement, the Transitory Subsidiary shall merge with and into the Company (with such merger referred to herein as the "Merger") at the Effective Time (as defined below). From and after the Effective Time, the separate corporate existence of the Transitory Subsidiary shall cease and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation"). The "Effective Time" shall be the time at which the Surviving Corporation files a certificate of merger or other appropriate documents prepared and executed in accordance with Section 251(c) of the Delaware General Corporation Law (the "Certificate of Merger") with the Secretary of State of the State of Delaware. The Merger shall have the effects set forth in Section 259 of the Delaware General Corporation Law.

       1.2 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Hale and Dorr LLP in Washington, D.C., commencing at 9:00 a.m. local time on April 19, 2000, or, if all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby have not been satisfied or waived by such date, on such mutually agreeable later date as soon as practicable (and in any event not later than three business days) after the satisfaction or waiver of all conditions (excluding the delivery of any documents to be delivered at the Closing by any of the Parties) set forth in Article V hereof (the "Closing Date").

       1.3    Actions at the Closing. At the Closing:

              (a) the Company shall deliver to the Buyer and the Transitory Subsidiary the various certificates, instruments and documents referred to in
Section 5.2;

              (b) the Buyer and the Transitory Subsidiary shall deliver to the Company the various certificates, instruments and documents referred to in
Section 5.3;

              (c) the Surviving Corporation shall file with the Secretary of State of the State of Delaware the Certificate of Merger;

              (d) each of the stockholders of record of the Company immediately prior to the Effective Time (the "Company Stockholders") shall deliver to the Buyer the certificate(s) representing his, her or its Company Shares (as defined below);

              (e) the Buyer shall deliver a certificate for the Initial Shares (as defined below) to each Company Stockholder in accordance with Section 1.5;

              (f) the Buyer or the Surviving Corporation shall pay to each Company Stockholder 90% of the Merger Consideration (as defined in Section 1.5 below) into which his or her Company Shares are converted pursuant to Section 1.5; and

              (g) the Buyer, Robert Friedhoff and Anja Broer (the "Indemnification Representatives") and Bankers Trust Co. (the "Indemnification Escrow Agent") shall execute and deliver the Indemnification Escrow Agreement attached hereto as Exhibit A-1 (the "Indemnification Escrow Agreement") and the Buyer shall deliver to the Indemnification Escrow Agent a certificate for the Indemnity Escrow Shares (as defined below) being placed in escrow on the Closing Date pursuant to Section 1.9.

              (h) the Buyer, Robert Friedhoff and Anja Broer (the "Repurchase Representatives") and Bankers Trust Co. (the "Repurchase Escrow Agent") shall execute and deliver the Repurchase Escrow Agreement attached hereto as Exhibit A-2 (the "Repurchase Escrow Agreement") and the Buyer shall deliver to the Repurchase Escrow Agent a certificate for the Repurchase Escrow Shares (as defined below) being placed in escrow on the Closing Date pursuant to Section 1.10.



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

       1.4 Additional Action. The Surviving Corporation may, at any time after the Effective Time, take any action, including executing and delivering any document, in the name and on behalf of either the Company or the Transitory Subsidiary, in order to consummate the transactions contemplated by this Agreement.

       1.5 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holder of any of the following securities:

              (a) Each share of common stock, $.01 par value per share, of the Company ("Company Shares") issued and outstanding immediately prior to the Effective Time (other than Company Shares owned beneficially by the Buyer or the Transitory Subsidiary, Dissenting Shares (as defined below) and Company Shares held in the Company's treasury) shall be converted into and represent the right to receive (subject to the provisions of Section 1.9, Section1.10 and Section 1.5(c)):

                     (i) such number of shares of common stock, $.01 par value per share, of the Buyer ("Buyer Common Stock") as is equal to the Common Conversion Ratio (as defined below)(subject to the provisions of Section 1.9, Section 1.10 and Section 1.5(c)); and

                     (ii) such amount of cash per Company Share, without any interest thereon, as is equal to the Cash Conversion Ratio (as defined below).

              (b) The "Common Conversion Ratio" shall be the result obtained by dividing (i) One hundred and sixty thousand (160,000) by (ii) the number of outstanding Company Shares immediately prior to the Effective Time. The Common Conversion Ratio shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Buyer Common Stock. Twenty three thousand four hundred fifteen (23,415) shares of Buyer Common Stock, shall be deposited in escrow pursuant to Section 1.9 and shall be held and disposed of in accordance with the terms of the Indemnification Escrow Agreement (the "Indemnity Escrow Shares"). A certain number of shares of Buyer Common Stock, equal to 53,333 shall be deposited in escrow pursuant to Section 1.10 (the "Repurchase Escrow Shares") and shall be held and disposed of in accordance with the terms of the Repurchase Escrow Agreement. The remaining shares of Buyer Common Stock into which their Company Shares were converted pursuant to this Section 1.5 (the "Initial Shares") will be immediately available to the Company Stockholders. (The Initial Shares, the Indemnity Escrow Shares and the Repurchase Escrow Shares are collectively referred to as the "Merger Shares.")

              (c) The Repurchase Escrow Shares are subject to repurchase by the Buyer, at a per share price equal to the average of the closing prices of Buyer Common Stock as quoted on Nasdaq for the three trading days immediately prior to the Closing Date, if any two employees listed on Exhibit B attached hereto cease employment with the Surviving Corporation, the Buyer or any other wholly-owned subsidiary of the Buyer for any reason other than death, disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code (the "Code")) or termination of the employee without cause (as that term is used in the employee's respective employment agreement executed in accordance with Sections 5.2(b) and 5.3(e) hereof)(the "Repurchase"). The Repurchase Escrow Shares shall be deposited into escrow pursuant to Section 1.10 and shall be held and disposed of in accordance with the terms of the Repurchase Escrow Agreement.

              (d) The "Cash Conversion Ratio" shall be the result obtained by dividing (i) One million nine hundred thousand dollars ($1,900,000) less all expenses incurred by the Company in connection with the transaction contemplated hereby, including, fees to legal counsel and investment advisors, by (ii) the number of outstanding Company Shares immediately prior to the Effective Time (rounding up to the nearest $ .01). The Initial Shares, the Indemnity Escrow Shares, the Repurchase Escrow Shares and the cash received upon conversion of the Company Shares shall together be referred to herein as the "Merger Consideration."

              (e) Each Company Share held in the Company's treasury immediately prior to the Effective Time and each Company Share owned beneficially by the Buyer or the Transitory Subsidiary shall be cancelled and retired without payment of any consideration therefor.

       1.6    Dissenting Shares.

              (a) For purposes of this Agreement, "Dissenting Shares" means Company Shares held as of the Effective Time by a Company Stockholder who has not voted such Company Shares in favor of the adoption of this Agreement and the Merger and with respect to which appraisal shall have been duly demanded and perfected in accordance with Section 262 of the Delaware General Corporation Law and not effectively withdrawn or forfeited prior to the Effective Time. Dissenting Shares shall not be converted into or represent the right to receive Merger Shares, unless such Company Stockholder shall have forfeited his, her or its right to appraisal under the Delaware General Corporation Law or properly withdrawn, his, her or its demand for appraisal. If such Company Stockholder has so forfeited or withdrawn his, her or its right to appraisal of Dissenting Shares, then (i) as of the occurrence of such event, such holder's

Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the Merger Shares issuable in respect of such Company Shares pursuant to Section 1.5, and (ii) promptly following the occurrence of such event, the Buyer shall deliver to such Company Stockholder a certificate representing such portion of the Merger Shares to which such holder is entitled pursuant to Section 1.5 and shall deliver to the Escrow Agent a certificate representing the remaining Merger Shares to which such holder is entitled pursuant to Section 1.5.

              (b) The Company shall give the Buyer (i) prompt notice of any written demands for appraisal of any Company Shares, withdrawals of such demands, and any other instruments that relate to such demands received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the Delaware General Corporation Law. The Company shall not, except with the prior written consent of the Buyer, make any payment with respect to any demands for appraisal of Company Shares or offer to settle or settle any such demands.

       1.7 Fractional Shares. No certificates or scrip representing fractional Merger Shares shall be issued to former Company Stockholders upon the surrender for exchange of Merger Shares of certificates that, immediately prior to the Effective Time, represented Company Shares converted into Merger Shares pursuant to Section 1.5 ("Certificates"), and such former Company Stockholders shall not be entitled to any voting rights, rights to receive any dividends or distributions or other rights as a stockholder of the Buyer with respect to any fractional Merger Shares that would have otherwise been issued to such former Company Stockholders. In lieu of any fractional Merger Shares that would have otherwise been issued, each former Company Stockholder that would have been entitled to receive a fractional Merger Share shall, upon proper surrender of such person's Certificates, receive a cash payment equal to the closing price per share of the Buyer Common Stock on the Nasdaq National Market, as reported by Nasdaq, on the business day immediately preceding the Closing Date, multiplied by the fraction of a share that such Company Stockholder would otherwise be entitled to receive.

       1.8    Options, Warrants and Other Rights.

              (a) Prior to the Effective Time, the Company shall enter into an agreement, in a form reasonably satisfactory to the Buyer, with each holder of an outstanding stock option for the purchase of Company Shares (collectively, "Options") providing for the full exercise and/or termination of such Option effective as of the Effective Time.

              (b) Prior to the Effective Time, the Company shall enter into an agreement, in a form reasonably satisfactory to the Buyer, with each holder of an outstanding warrant or other right for the purchase of Company Shares or other securities of the Company (collectively, "Warrants") providing for full exercise and/or the termination of such Warrant effective as of the Effective Time.

              (c) The Company shall terminate all stock option plans and other stock or equity-related plans of the Company immediately prior to the Effective Time.

       1.9    Indemnity Escrow.

              (a) On the Closing Date, the Buyer shall deliver to the Indemnification Escrow Agent a certificate (issued in the name of the Indemnification Escrow Agent or its nominee) representing the Indemnity Escrow Shares, as described in Section 1.5, for the purpose of securing the indemnification obligations of the Indemnifying Stockholders (as defined in Section 6.1) set forth in this Agreement. The Indemnity Escrow Shares shall be held by the Indemnification Escrow Agent under the Indemnity Escrow Agreement pursuant to the terms thereof. The Indemnity Escrow Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party, and shall be held and disbursed solely for the purposes and in accordance with the terms of the Indemnity Escrow Agreement.

              (b) The adoption of this Agreement and the approval of the Merger by the Company Stockholders shall constitute approval of the Indemnity Escrow Agreement and of all of the arrangements relating thereto, including without limitation the placement of the Indemnity Escrow Shares in escrow and the appointment of the Indemnification Representatives.

       1.10   Repurchase Escrow.

              (a) On the Closing Date, the Buyer shall deliver to the Repurchase Escrow Agent a certificate (issued in the name of the Repurchase Escrow Agent or its nominee) representing the Repurchase Escrow Shares, as described in Section 1.5, for the purpose of securing the employment obligations of the employees listed on Exhibit B. The Repurchase Escrow Shares shall be held by the Repurchase Escrow Agent under the Repurchase Escrow Agreement pursuant to the terms thereof. The Repurchase Escrow Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party, and shall be held and disbursed solely for the purposes and in accordance with the terms of the Repurchase Escrow Agreement.

              (b) The adoption of this Agreement and the approval of the Merger by the Company Stockholders shall constitute approval of the Repurchase Escrow Agreement and of all of the arrangements relating thereto, including without limitation the placement of the Repurchase Escrow Shares in escrow and the appointment of the Repurchase Representatives.

       1.11   Certificate of Incorporation and By-laws.

              (a) The Certificate of Incorporation of the Surviving Corporation immediately following the Effective Time shall be the same as the Certificate of Incorporation of the Transitory Subsidiary immediately prior to the Effective Time, except that (1) the name of the corporation set forth therein shall be changed to OTG E-Mail Corp. and (2) the identity of the incorporator shall be deleted.

              (b) The By-laws of the Surviving Corporation immediately following the Effective Time shall be the same as the By-laws of the Transitory Subsidiary immediately prior to the Effective Time, except that the name of the corporation set forth therein shall be changed to OTG E-Mail Corp.

       1.12 No Further Rights. From and after the Effective Time, no Company Shares shall be deemed to be outstanding, and holders of Certificates shall cease to have any rights with respect thereto, except as provided herein or by law.

       1.13 Closing of Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Shares shall thereafter be made. If, after the Effective Time, Certificates are presented to the Buyer or the Surviving Corporation, they shall be cancelled and exchanged for Initial Shares in accordance with Section 1.5, subject to Sections
1.09 and 1.10 and to applicable law in the case of Dissenting Shares.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

       The Company represents and warrants to the Buyer that the statements contained in this Article II are true and correct, except as set forth in the disclosure schedule provided by the Company to the Buyer on the date hereof and accepted in writing by the Buyer (the "Disclosure

Schedule"). The Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II, and the disclosures in any paragraph of the Disclosure Schedule shall qualify only the corresponding paragraph in this Article II. For purposes of this Article II, the phrase "to the knowledge of the Company" or any phrase of similar import shall be deemed to refer to the actual knowledge of the officers of the Company, as well as any other knowledge which such officers would have possessed had they made reasonable inquiry of appropriate employees and agents of the Company with respect to the matter in question.

       2.1 Organization, Qualification and Corporate Power. The Company is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the State of Delaware. The Company is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect (as defined below). The Company has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has furnished to the Buyer complete and accurate copies of its Certificate of Incorporation and By-laws. The Company is not in default under or in violation of any provision of its Certificate of Incorporation or By-laws. For purposes of this Agreement, "Company Material Adverse Effect" means a material adverse effect on the assets, business, condition (financial or otherwise), results of operations or future prospects of the Company and the Subsidiaries (as defined below), taken as a whole.

       2.2 Capitalization. The authorized capital stock of the Company consists of (a) 15,000,000 Company Shares, of which, as of the date of this Agreement, 9,553,130 shares were issued and outstanding and no shares were held in the treasury of the Company. Section 2.2 of the Disclosure Schedule sets forth a complete and accurate list of (i) all stockholders of the Company, indicating the number and class or series of Company Shares held by each stockholder, (ii) all outstanding Options and Warrants, indicating (A) the holder thereof, (B) the number and class or series of Company Shares subject to each Option and Warrant, (C) the exercise price, date of grant, vesting schedule and expiration date for each Option or Warrant, and (D) any terms regarding the acceleration of vesting, and (iii) all stock option plans and other stock or equity-related plans of the Company. All of the issued and outstanding Company Shares are, and all Company Shares that may be issued upon exercise of Options or Warrants will be (upon issuance in accordance with their terms), duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. Other than the Options and Warrants listed in Section 2.2 of the Disclosure Schedule, there are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance or redemption of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. Except as set forth on Schedule 2.2, there are no agreements to which the Company is a party or by which it is bound with respect to the voting (including without limitation voting trusts or proxies), registration under the Securities Act of 1933 (the "Securities Act"), or sale or transfer (including without limitation agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or "drag-along" rights) of any securities of the Company. To the knowledge of the Company, there are no agreements among other parties, to which the Company is not a party and by which it is not bound, with respect to the voting (including without limitation voting trusts or proxies) or sale or transfer (including without limitation agreements relating to rights of first refusal, co-sale rights or "drag-along" rights) of any securities of the Company. All of the issued and outstanding Company Shares were issued in compliance with applicable federal and state securities laws.

       2.3 Authorization of Transaction. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and, subject to the adoption of this Agreement and the approval of the Merger by a majority of the votes represented by the outstanding Company Shares entitled to vote on this Agreement and the Merger (the "Requisite Stockholder Approval"), the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. Without limiting the generality of the foregoing, the Board of Directors of the Company, at a meeting duly called and held, by the unanimous vote of all directors (i) determined that the Merger is fair and in the best interests of the Company and its stockholders, (ii) adopted this Agreement in accordance with the provisions of the Delaware General Corporation Law, and (iii) directed that this Agreement and the Merger be submitted to the stockholders of the Company for their adoption and approval and resolved to recommend that the stockholders of Company vote in favor of the adoption of this Agreement and the approval of the Merger. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

       2.4 Noncontravention. Subject to the filing of the Certificate of Merger as required by the Delaware General Corporation Law, neither the execution and delivery by the Company of this Agreement, nor the consummation by the Company of the transactions contemplated hereby, will (a) conflict with or violate any provision of the Certificate of Incorporation or By-laws of the Company or the charter, By-laws or other organizational document of any Subsidiary (as defined below), (b) require on the part of the Company or any Subsidiary any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a "Governmental Entity"),
(c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of their assets is subject, (d) result in the imposition of any Security Interest (as defined below) upon any assets of the Company or any Subsidiary or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any Subsidiary or any of their properties or assets. For purposes of this Agreement: "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law), other than (i) mechanic's, materialmen's, and similar liens, (ii) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation, and (iii) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the Ordinary Course of Business (as defined below) of the Company and not material to the Company; and "Ordinary Course of Business" means the ordinary course of the Company's business, consistent with past custom and practice (including with respect to frequency and amount).

       2.5    Subsidiaries.

              (a) Section 2.5 of the Disclosure Schedule sets forth: (i) the name of each corporation, partnership, joint venture or other entity in which the Company has, directly or indirectly, an equity interest representing 50% or more of the capital stock thereof or other equity interests therein (individually, a "Subsidiary" and, collectively, the "Subsidiaries"); (ii) the number and type of outstanding equity securities of each Subsidiary and a list of the holders thereof; (iii) the jurisdiction of organization of each Subsidiary; (iv) the names of the officers and directors of each Subsidiary; and
(v) the jurisdictions in which each Subsidiary is qualified or holds licenses to do business as a foreign corporation.

              (b) Each Subsidiary is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the jurisdiction of its incorporation. Each Subsidiary is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. Each Subsidiary has all requisite power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has delivered to the Buyer complete and accurate copies of the charter, By-laws or other organizational documents of each Subsidiary. No Subsidiary is in default under or in violation of any provision of its charter, By-laws or other organizational documents. All of the issued and outstanding shares of capital stock of each Subsidiary are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. All shares of each Subsidiary that are held of record or owned beneficially by either the Company or any Subsidiary are held or owned free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), claims, Security Interests, options, warrants, rights, contracts, calls, commitments, equities and demands. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company or any Subsidiary is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of any Subsidiary. There are no outstanding stock appreciation, phantom stock or similar rights with respect to any Subsidiary. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary.

              (c) The Company does not control directly or indirectly or have any direct or indirect equity participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association which is not a Subsidiary.

       2.6 Financial Statements. The Company has provided to the Buyer (a) the audited consolidated balance sheets and statements of income, changes in stockholders' equity and cash flows of the Company for the periods since inception through August 31, 1999; and (b) the unaudited consolidated balance sheet and statements of income, changes in stockholders' equity and cash flows as of and for the six months ended March 31, 2000 (the "Most Recent Balance Sheet Date"). Such financial statements (collectively, the "Financial Statements") have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered thereby, fairly present the financial condition, results of operations and cash flows of the Company and the Subsidiaries as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of the Company and the Subsidiaries; provided, however, that the Financial Statements referred to in clause (b) above are subject to normal recurring year-end adjustments (which will not be material) and do not include footnotes.

       2.7 Absence of Certain Changes. Since the Most Recent Balance Sheet Date, (a) there has occurred no event or development which has had, or could reasonably be expected to have in the future, a Company Material Adverse Effect, and (b) neither the Company nor any Subsidiary has taken any of the actions set forth in paragraphs (a) through (n) of Section 4.4.

       2.8 Undisclosed Liabilities. None of the Company and its Subsidiaries has any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due).

       2.9    Tax Matters.

              (a) For purposes of this Agreement, the following terms shall have the following meanings:

                     (i) "Taxes" means all taxes, charges, fees, levies or other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, unemployment insurance, social security, business license, business organization, environmental, workers compensation, payroll, profits, license, lease, service, service use, severance, stamp, occupation, windfall profits, customs, duties, franchise and other taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof.

                     (ii) "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

              (b) Each of the Company and the Subsidiaries has filed on a timely basis all Tax Returns that it was required to file, and all such Tax Returns were complete and accurate in all material respects. Neither the Company nor any Subsidiary is or has ever been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns, other than a group of which only the Company and the Subsidiaries are or were members. Each of the Company and the Subsidiaries has paid on a timely basis all Taxes that were due and payable. The unpaid Taxes of the Company and the Subsidiaries for tax periods through the Most Recent Balance Sheet Date do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Most Recent Balance Sheet. Neither the Company nor any Subsidiary has any actual or potential liability for any Tax obligation of any taxpayer (including without limitation any affiliated group of corporations or other entities that included the Company or any Subsidiary during a prior period) other than the Company and the Subsidiaries. All Taxes that the Company or any Subsidiary is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity.

              (c) The Company has delivered to the Buyer complete and accurate copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company or any Subsidiary since inception of the Company. The Company has filed Tax Returns for calendar year 1999, and the federal income Tax Returns of the Company and each Subsidiary have not been audited by the Internal Revenue Service. No examination or audit of any Tax Return of the Company or any Subsidiary by any Governmental Entity is currently in progress or, to the knowledge of the Company, threatened or contemplated. Neither the Company nor any Subsidiary has been informed by any jurisdiction that the jurisdiction believes that the Company or Subsidiary was required to file any Tax Return that was not filed. Neither the Company nor any Subsidiary has waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency.

              (d) Neither the Company nor any Subsidiary: (i) is a "consenting corporation" within the meaning of Section 341(f) of the Code, and none of the assets of the Company or the Subsidiaries are subject to an election under Section 341(f) of the Code; (ii) has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code; (iii) has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that may be treated as an "excess parachute payment" under Section 280G of the Code; (iv) has any actual or potential liability for any Taxes of any person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of federal, state, local, or foreign law), or as a transferee or successor, by contract, or otherwise; or (v) is or has been required to make a basis reduction pursuant to Treasury Regulation Section 1.1502-20(b) or Treasury Regulation Section 1.337(d)-2(b).

              (e) None of the assets of the Company or any Subsidiary: (i) is property that is required to be treated as being owned by any other person pursuant to the provisions of former Section 168(f)(8) of the Code; (ii) is "tax-exempt use property" within the meaning of Section 168(h) of the Code; or
(iii) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code.

              (f) Neither the Company nor any Subsidiary has undergone a change in its method of accounting resulting in an adjustment to its taxable income pursuant to Section 481 of the Code.

              (g) No state or federal "net operating loss" of the Company determined as of the Closing Date is subject to limitation on its use pursuant to Section 382 of the Code or comparable provisions of state law as a result of any "ownership change" within the meaning of Section 382(g) of the Code or comparable provisions of any state law occurring prior to the Closing Date.

              (h) At all times since May 17, 1999, for federal income tax purposes, the Company has validly been treated as an "S corporation" within the meaning of Section 1361(a) of the Code and has validly been treated in a similar manner for purposes of the income tax laws of all states in which it has been subject to taxation. At all times since inception for federal income tax purposes, each Subsidiary has validly been treated as a "qualified subchapter S subsidiary" within the meaning of Section 1361(b)(3) of the Code and has validly been treated in a similar manner for purposes of the income tax laws of all states in which it has been subject to taxation. Neither the Company nor any Subsidiary at any time has had any "net unrealized built-in gain" within the meaning of Section 1374(d) of the Code that would give rise to taxation pursuant to Section 1374 of the Code (or comparable provisions of state law) if all of the assets of the Company and the Subsidiaries were disposed of as of the end of the day immediately preceding the Closing Date at their respective fair market values.

              (i) Section 2.9(i) of the Disclosure Schedule sets forth the following information with respect to the Company and each Subsidiary (or, in the case of clause (ii) below, with respect to each of the Subsidiaries) as of the most recent practicable date: (i) the basis of the Company or the Subsidiary in its assets; (ii) the basis of the stockholder(s) of the

Subsidiary in its stock (or the amount of any "excess loss account"); (iii) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Company or the Subsidiary; and (iv) the amount of any deferred gain or loss allocable to the Company or the Subsidiary arising out of any "deferred intercompany transaction."

       2.10 Assets. Each of the Company and the Subsidiaries owns or leases all tangible assets necessary for the conduct of its businesses as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used. No asset of the Company or any Subsidiary (tangible or intangible) is subject to any Security Interest. All of the tangible assets of the Company are set forth on Schedule 2.10.

       2.11   Owned Real Property. The Company does not own any real property.

       2.12 Real Property Leases. Section 2.12 of the Disclosure Schedule lists all real property leased or subleased to or by the Company or any Subsidiary and lists the term of such lease, any extension and expansion options, and the rent payable thereunder. The Company has delivered to the Buyer complete and accurate copies of the leases and subleases (as amended to date) listed in Section 2.12 of the Disclosure Schedule. With respect to each lease and sublease listed in Section 2.12 of the Disclosure Schedule:

              (a) the lease or sublease is legal, valid, binding, enforceable and in full force and effect;

              (b) the lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing;

              (c) neither the Company nor any Subsidiary nor, to the knowledge of the Company, any other party, is in breach or violation of, or default under, any such lease or sublease, and no event has occurred, is pending or, to the knowledge of the Company, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Company or any Subsidiary or, to the knowledge of the Company, any other party under such lease or sublease;

              (d) neither the Company nor any Subsidiary has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold; and

              (e) the Company is not aware of any Security Interest, easement, covenant or other restriction applicable to the real property subject to such lease, except for recorded easements, covenants and other restrictions which do not materially impair the current uses or the occupancy by the Company or a Subsidiary of the property subject thereto.

       2.13   Intellectual Property.

              (a) Each of the Company and the Subsidiaries owns or has the right to use all Intellectual Property (as defined below) necessary (i) to use, manufacture, market and distribute the products manufactured, marketed, sold or licensed, and to provide the services provided, by the Company to other parties (together, the "Customer Deliverables") or (ii) to operate the Company's internal systems that are material to the business or operations of the Company, including, without limitation, computer hardware systems, software applications and embedded systems (the "Internal Systems"; the Intellectual Property owned by or licensed to the Company and incorporated in or underlying the Customer Deliverables or the Internal Systems is referred to herein as the "Company Intellectual Property"). Each item of Company Intellectual Property will be owned or available for use by the Surviving Corporation immediately following the Closing on substantially identical terms and conditions as it was immediately prior to the Closing. The Company has taken all reasonable measures to protect the proprietary nature of each item of Company Intellectual Property. Except as set forth on Schedule 2.13, (a) no other person, including any employee or independent contractor of the Company, or entity has any rights to any of the Company Intellectual Property owned by the Company (except pursuant to agreements or licenses specified in Section 2.13(c) of the Disclosure Schedule), and (b) no other person, including any employee or independent contractor of the Company, or entity is infringing, violating or misappropriating any of the Company Intellectual Property. For purposes of this Agreement, "Intellectual Property" means all (i) patents and patent applications, (ii) copyrights and registrations thereof, (iii) mask works and registrations and applications for registration thereof, (iv) computer software, data and documentation, (v) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (vi) trademarks, service marks, trade names, domain names and applications and registrations therefor and (vii) other proprietary rights relating to any of the foregoing. Section 2.13(a) of the Disclosure Schedule lists each patent, patent application, copyright registration or application therefor, mask work registration or application therefor, and trademark, service mark and domain name registration or application therefor of the Company or any Subsidiary.

              (b) None of the Customer Deliverables, or the marketing, distribution, provision or use thereof, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any person or entity. To the knowledge of the Company, none of the Internal Systems, or the use thereof, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any person or entity. Section 2.13(b) of the Disclosure Schedule lists any complaint, claim or notice, or written threat thereof, received by the Company or any Subsidiary alleging any such infringement, violation or misappropriation; and the Company has provided to the Buyer complete and accurate copies of all written documentation in the possession of the Company or any Subsidiary relating to any such complaint, claim, notice or threat. The Company has provided to the Buyer complete and accurate copies of all written documentation in the Company's possession relating to claims or disputes known to the Company concerning any Company Intellectual Property.

              (c) Section 2.13(c) of the Disclosure Schedule identifies each license or other agreement (or type of license or other agreement) pursuant to which the Company or a Subsidiary has licensed, distributed or otherwise granted any rights to any third party with respect to, any Company Intellectual Property.

              (d) Section 2.13(d) of the Disclosure Schedule identifies each item of Company Intellectual Property that is owned by a party other than the Company or a Subsidiary, and the license or agreement pursuant to which the Company or a Subsidiary uses it (excluding off-the-shelf software programs licensed by the Company pursuant to "shrink wrap" licenses).

              (e) Neither the Company nor any Subsidiary has disclosed the source code for any of the software owned by the Company or a Subsidiary (the "Software") or other confidential information constituting, embodied in or pertaining to the Software to any person or entity, except pursuant to the agreements listed in Section 2.13(e) of the Disclosure Schedule, and the Company has taken reasonable measure to prevent disclosure of such source code.

              (f) All of the copyrightable materials (including Software) incorporated in or bundled with the Customer Deliverables have been created by employees of the Company or a Subsidiary within the scope of their employment by the Company or a Subsidiary or by independent contractors of the Company or a Subsidiary who have executed agreements expressly assigning all right, title and interest in such copyrightable materials to the Company or a Subsidiary. No portion of such copyrightable materials was jointly developed with any third party.

              (g) To the knowledge of the Company, the Customer Deliverables and the Internal Systems are free from significant defects or programming errors and conform in all material respects to the written documentation and specifications therefor.

       2.14 Inventory. All inventory of the Company and the Subsidiaries, whether or not reflected on the Most Recent Balance Sheet, consists of a quality and quantity usable and saleable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written-off or written-down to net realizable value on the Most Recent Balance Sheet. All inventories not written-off have been priced at the lower of cost or market on a first-in, first-out basis. The quantities of each type of inventory, whether raw materials, work-in-process or finished goods, are not excessive in the present circumstances of the Company and the Subsidiaries.

       2.15   Contracts.

              (a) Section 2.15 of the Disclosure Schedule lists the following agreements (written or oral) to which the Company or any Subsidiary is a party as of the date of this Agreement:

                     (i) any agreement (or group of related agreements) for the lease of personal property from or to third parties providing for lease payments in excess of $10,000 per annum or having a remaining term longer than 12 months;

                     (ii) any agreement (or group of related agreements) for the purchase or sale of products or for the furnishing or receipt of services
(A) which calls for performance over a period of more than one year, (B) which involves more than the sum of $10,000 or (C) in which the Company or any Subsidiary has granted manufacturing rights, "most favored nation" pricing provisions or exclusive marketing or distribution rights relating to any products or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;

                     (iii) any agreement establishing a partnership or joint venture;

                     (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) involving more than $10,000 or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

                     (v) any agreement concerning confidentiality or noncompetition;

                     (vi)   any employment or consulting agreement;

                     (vii) any agreement involving any officer, director or stockholder of the Company or any affiliate (an "Affiliate"), as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), thereof;

                     (viii) any agreement under which the consequences of a default or termination would reasonably be expected to have a Company Material Adverse Effect;

                     (ix) any agreement which contains any provisions requiring the Company or any Subsidiary to indemnify any other party thereto (excluding indemnities contained in agreements for the purchase, sale or license of products entered into in the Ordinary Course of Business); and

                     (x) any other agreement (or group of related agreements) either involving more than $10,000 or not entered into in the Ordinary Course of Business.

              (b) The Company has delivered to the Buyer a complete and accurate copy of each agreement listed in Section 2.13 or Section 2.15 of the Disclosure Schedule. With respect to each agreement so listed: (i) the agreement is legal, valid, binding and enforceable and in full force and effect; (ii) the agreement will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing; and (iii) neither the Company nor any Subsidiary nor, to the knowledge of the Company, any other party, is in breach or violation of, or default under, any such agreement, and no event has occurred, is pending or, to the knowledge of the Company, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Company or any Subsidiary or, to the knowledge of the Company, any other party under such contract.

       2.16 Accounts Receivable. All accounts receivable of the Company and the Subsidiaries reflected on the Most Recent Balance Sheet are valid receivables subject to no setoffs or counterclaims and are current and collectible (within 90 days after the date on which it first became due and payable), net of the applicable reserve for bad debts on the Most Recent Balance Sheet. All accounts receivable reflected in the financial or accounting records of the Company that have arisen since the Most Recent Balance Sheet Date are valid receivables subject to no setoffs or counterclaims and are collectible (within 90 days after the date on which it first became due and payable), net of a reserve for bad debts in an amount proportionate to the reserve shown on the Most Recent Balance Sheet.

       2.17 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company or any Subsidiary.

       2.18 Insurance. Section 2.18 of the Disclosure Schedule lists each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which the Company or any Subsidiary is a party. Such insurance policies are of the type and in amounts customarily carried by organizations conducting businesses or owning assets similar to those of the Company and the Subsidiaries. There is no material claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy. All premiums due and payable under all such policies have been paid, neither the Company nor any Subsidiary may be liable for retroactive premiums or similar payments, and the Company and the Subsidiaries are otherwise in compliance in all material respects with the terms of such policies. The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any such policy. Each such policy will continue to be enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing.

       2.19 Litigation. As of the date of this Agreement, there is no action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity or before any arbitrator (a "Legal Proceeding") which is pending or has been threatened in writing against the Company or any Subsidiary which (a) seeks either damages in excess of $10,000 or equitable relief or (b) in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

       2.20 Warranties. No product or service manufactured, sold, leased, licensed or delivered by the Company or any Subsidiary is subject to any guaranty, warranty, right of return, right of credit or other indemnity other than (i) the applicable standard terms and conditions of sale or lease of the Company or the appropriate Subsidiary, which are set forth in Section 2.20 of the Disclosure Schedule and (ii) manufacturers' warranties for which neither the Company nor any Subsidiary has any liability. Section 2.20 of the Disclosure Schedule sets forth the aggregate expenses incurred by the Company and the Subsidiaries in fulfilling their obligations under their guaranty, warranty, right of return and indemnity provisions during each of the fiscal years and the interim period covered by the Financial Statements; and the Company does not know of any reason why such expenses should significantly increase as a percentage of sales in the future.

       2.21   Employees.

              (a) Section 2.21(a) of the Disclosure Schedule contains a list of all employees of the Company and each Subsidiary, along with the position and the annual rate of compensation of each such person. Each such employee has entered into a confidentiality/assignment of inventions agreement with the Company or a Subsidiary, a copy of each such agreement has previously been delivered to the Buyer. Section 2.21(a) of the Disclosure Schedule contains a list of all employees of the Company or any Subsidiary who are a party to a non-competition agreement with the Company or any Subsidiary; a copy of each such agreement has previously been delivered to the Buyer. To the knowledge of the Company, no key employee or group of employees has any plans to terminate employment with the Company or any Subsidiary.

              (b) Neither the Company nor any Subsidiary is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Company has no knowledge of any organizational effort made or threatened, either currently or within the past two years, by or on behalf of any labor union with respect to employees of the Company or any Subsidiary.

              (c) Section 2.21(c) of the Disclosure Schedule contains a list of all independent contractors of the Company and each Subsidiary, along with the rate of compensation of such individuals. The Company is in compliance with all rules and regulations which qualify these individuals as independent contractors.

        2.22   Employee Benefits.

              (a) For purposes of this Agreement, the following terms shall have the following meanings:

                     (i) "Employee Benefit Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of ERISA), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including without limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation.

                     (ii) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                     (iii) "ERISA Affiliate" means any entity which is, or at any applicable time was, a member of (1) a controlled group of corporations (as defined in Section 414(b) of the Code), (2) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (3) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Company or a Subsidiary.

              (b) Section 2.22(b) of the Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans maintained, or contributed to, by the Company, any Subsidiary or any ERISA Affiliate. Complete and accurate copies of (i) all Employee Benefit Plans which have been reduced to writing, (ii) written summaries of all unwritten Employee Benefit Plans, (iii) all related trust agreements, insurance contracts and summary plan descriptions, and (iv) all annual reports filed on IRS Form 5500, 5500C or 5500R and (for all funded plans) all plan financial statements for the last five plan years for each Employee Benefit Plan, have been delivered to the Buyer. Each Employee Benefit Plan has been administered in all material respects in accordance with its terms and each of the Company, the Subsidiaries and the ERISA Affiliates has in all material respects met its obligations with respect to such Employee Benefit Plan and has made all required contributions thereto. The Company, each

Subsidiary, each ERISA Affiliate and each Employee Benefit Plan are in compliance in all material respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder (including without limitation
Section 4980 B of the Code, Subtitle K, Chapter 100 of the Code and Sections 601 through 608 and Section 701 et seq. of ERISA). All filings and reports as to each Employee Benefit Plan required to have been submitted to the Internal Revenue Service or to the United States Department of Labor have been duly submitted.

              (c) There are no Legal Proceedings (except claims for benefits payable in the normal operation of the Employee Benefit Plans and proceedings with respect to qualified domestic relations orders) against or involving any Employee Benefit Plan or asserting any rights or claims to benefits under any Employee Benefit Plan that could give rise to any material liability.

              (d) All the Employee Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Employee Benefit Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and revocation has not been threatened, and no such Employee Benefit Plan has been amended or operated since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification or materially increase its cost. Each Employee Benefit Plan which is required to satisfy Section 401(k)(3) or Section 401(m)(2) of the Code has been tested for compliance with, and satisfies the requirements of, Section 401(k)(3) and Section 401(m)(2) of the Code for each plan year ending prior to the Closing Date.

              (e) Neither the Company, any Subsidiary, nor any ERISA Affiliate has ever maintained an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA.

              (f) At no time has the Company, any Subsidiary or any ERISA Affiliate been obligated to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

              (g) There are no unfunded obligations under any Employee Benefit Plan providing benefits after termination of employment to any employee of the Company or any Subsidiary (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under Section 4980B of the Code or other applicable law and insurance conversion privileges under state law. The assets of each Employee Benefit Plan which is funded are reported at their fair market value on the books and records of such Employee Benefit Plan.

              (h) No act or omission has occurred and no condition exists with respect to any Employee Benefit Plan maintained by the Company, any Subsidiary or any ERISA Affiliate that would subject the Company, any Subsidiary or any ERISA Affiliate to (i) any material fine, penalty, tax or liability of any kind imposed under ERISA or the Code or (ii) any contractual indemnification or contribution obligation protecting any fiduciary, insurer or service provider with respect to any Employee Benefit Plan.

              (i) No Employee Benefit Plan is funded by, associated with or related to a "voluntary employee's beneficiary association" within the meaning of Section 501(c)(9) of the Code.

              (j) Each Employee Benefit Plan is amendable and terminable unilaterally by the Company at any time without liability to the Company as a result thereof and no Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Company from amending or terminating any such Employee Benefit Plan.

              (k)    Section 2.22(k) of the Disclosure Schedule discloses each:
(i) agreement with any stockholder, director, executive officer or other key employee of the Company or any Subsidiary (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any Subsidiary of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from the Company or any Subsidiary that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code; and (iii) agreement or plan binding the Company or any Subsidiary, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan or Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

              (l) Section 2.22(l) of the Disclosure Schedule sets forth the policy of the Company and any Subsidiary with respect to accrued vacation, accrued sick time and earned time-off and the amount of such liabilities as of March 31, 2000.

       2.23   Environmental Matters.

              (a) Each of the Company and the Subsidiaries has complied with all applicable Environmental Laws (as defined below). There is no pending or, to the knowledge of the Company, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Company or any Subsidiary. For purposes of this Agreement, "Environmental Law" means any federal, state or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation, administrative decision or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals;
(v) the protection of wild life, marine life and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels, containers, abandoned or discarded barrels, and other closed receptacles; (vii) health and safety of employees and other persons; and (viii) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste. As used above, the terms "release" and "environment" shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA").

              (b) There have been no releases of any Materials of Environmental Concern (as defined below) into the environment at any parcel of real property or any facility formerly or currently owned, operated or controlled by the Company or a Subsidiary. With respect to any such releases of Materials of Environmental Concern, the Company or such Subsidiary has given all required notices to Governmental Entities (copies of which have been provided to the Buyer).

The Company is not aware of any releases of Materials of Environmental Concern at parcels of real property or facilities other than those owned, operated or controlled by the Company or a Subsidiary that could reasonably be expected to have an impact on the real property or facilities owned, operated or controlled by the Company or a Subsidiary. For purposes of this Agreement, "Materials of Environmental Concern" means any chemicals, pollutants or contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the Resource Conservation and Recovery Act), toxic materials, oil or petroleum and petroleum products or any other material subject to regulation under any Environmental Law.

              (c) Set forth in Section 2.23(c) of the Disclosure Schedule is a list of all documents (whether in hard copy or electronic form) that contain any environmental reports, investigations and audits relating to premises currently or previously owned or operated by the Company or a Subsidiary (whether conducted by or on behalf of the Company or a Subsidiary or a third party, and whether done at the initiative of the Company or a Subsidiary or directed by a Governmental Entity or other third party) which the Company has possession of or access to. A complete and accurate copy of each such document has been provided to the Buyer.

              (d) The Company is not aware of any material environmental liability of any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Company or any Subsidiary.

       2.24 Legal Compliance. Each of the Company and the Subsidiaries, and the conduct and operations of their respective businesses, are in compliance with each applicable law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

       2.25 Customers and Suppliers. Section 2.25 of the Disclosure Schedule sets forth a list of (a) each customer that accounted for more than 5% of the consolidated revenues of the Company during the last full fiscal year or the interim period through the Most Recent Balance Sheet Date and the amount of revenues accounted for by such customer during each such period and (b) each supplier that is the sole supplier of any significant product to the Company or a Subsidiary. No such customer or supplier has indicated within the past year that it will stop, or decrease the rate of, buying products or supplying products, as applicable, to the Company or any Subsidiary. No unfilled customer order or commitment obligating the Company or any

Subsidiary to process, manufacture or deliver products or perform services will result in a loss to the Company or any Subsidiary upon completion of performance. No purchase order or commitment of the Company or any Subsidiary is in excess of normal requirements, nor are prices provided therein in excess of current market prices for the products or services to be provided thereunder.

       2.26 Permits. Section 2.26 of the Disclosure Schedule sets forth a list of all permits, licenses, registrations, certificates, orders or approvals from any Governmental Entity (including without limitation those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property) ("Permits") issued to or held by the Company or any Subsidiary. Such listed Permits are the only Permits that are required for the Company and the Subsidiaries to conduct their respective businesses as presently conducted or as proposed to be conducted, except for those the absence of which, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. Each such Permit is in full force and effect and, to the knowledge of the Company, no suspension or cancellation of such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration. Each such Permit will continue in full force and effect immediately following the Closing.

       2.27 Certain Business Relationships With Affiliates. No Affiliate of the Company or of any Subsidiary (a) owns any property or right, tangible or intangible, which is used in the business of the Company or any Subsidiary, (b) has any claim or cause of action against the Company or any Subsidiary, or (c) owes any money to, or is owed any money by, the Company or any Subsidiary.
Section 2.27 of the Disclosure Schedule describes any transactions or relationships between the Company or a Subsidiary and any Affiliate thereof which have occurred or existed since inception of the Company.

       2.28 Brokers' Fees. Neither the Company nor any Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

       2.29 Books and Records. The minute books and other similar records of the Company and each Subsidiary contain complete and accurate records of all actions taken at any meetings of the Company's or such Subsidiary's stockholders, Board of Directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting. The books and records of the Company and each Subsidiary accurately reflect in all material respects the assets, liabilities, business, financial condition and results of operations of the Company or such Subsidiary and have been maintained in accordance with good business and bookkeeping practices.

       2.30 Disclosure. No representation or warranty by the Company contained in this Agreement, and no statement contained in the Disclosure Schedule or any other document, certificate or other instrument delivered or to be delivered by or on behalf of the Company pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. The Company has disclosed to the Buyer all material information relating to the business of the Company or any Subsidiary or the transactions contemplated by this Agreement.

                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER
                          AND THE TRANSITORY SUBSIDIARY

       Each of the Buyer and the Transitory Subsidiary represents and warrants to the Company as follows:

       3.1 Organization, Qualification and Corporate Power. Each of the Buyer and the Transitory Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. The Buyer is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing would not have a Buyer Material Adverse Effect (as defined below). The Buyer has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Buyer has furnished or made available to the Company complete and accurate copies of its Certificate of Incorporation and By-laws. For purposes of this Agreement, "Buyer Material Adverse Effect" means a material adverse effect on the assets, business, condition (financial or otherwise), results of operations or future prospects of the Buyer and its subsidiaries, taken as a whole.

       3.2 Capitalization. The authorized capital stock of the Buyer consists of (a) 65,000,000 shares of Buyer Common Stock, of which 25,476,188 shares were issued and outstanding as of March 9, 2000, and (b) 5,000,000 shares of Preferred Stock, $.01 par value per share, of which no shares are issued or outstanding. All of the issued and outstanding shares of

Buyer Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. All of the Merger Shares will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights.

       3.3 Authorization of Transaction. Each of the Buyer and the Transitory Subsidiary has all requisite power and authority to execute and deliver this Agreement, (in the case of the Buyer) the Indemnification Escrow Agreement and the Repurchase Escrow Agreement and to perform its obligations hereunder and thereunder. The execution and delivery by the Buyer and the Transitory Subsidiary of this Agreement (in the case of the Buyer) the Indemnification Escrow Agreement and the Repurchase Escrow Agreement and the consummation by the Buyer and the Transitory Subsidiary of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Buyer and Transitory Subsidiary, respectively. This Agreement has been duly and validly executed and delivered by the Buyer and the Transitory Subsidiary and constitutes a valid and binding obligation of the Buyer and the Transitory Subsidiary, enforceable against them in accordance with its terms.

       3.4 Noncontravention. Subject to compliance with the applicable requirements of the Securities Act and any applicable state securities laws, the Exchange Act and the filing of the Certificate of Merger as required by the Delaware General Corporation Law, neither the execution and delivery by the Buyer or the Transitory Subsidiary of this Agreement (in the case of the Buyer) the Indemnification Escrow Agreement or the Repurchase Escrow Agreement, nor the consummation by the Buyer or the Transitory Subsidiary of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the charter or By-laws of the Buyer or the Transitory Subsidiary, (b) require on the part of the Buyer or the Transitory Subsidiary any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Buyer or the Transitory Subsidiary is a party or by which either is bound or to which any of their assets are subject, except for (i) any conflict, breach, default, acceleration, termination, modification or cancellation which would not adversely affect the consummation of the transactions contemplated hereby or (ii) any notice, consent or waiver the absence of which would not adversely affect the consummation of the transactions contemplated hereby, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or the Transitory
Subsidiary or any of their properties or assets.

       3.5 Reports and Financial Statements. The Buyer has previously furnished or made available to the Company complete and accurate copies, as amended or supplemented, of its prospectus dated March 10, 2000, filed pursuant to Rule 424(b) of the Securities Act and all of its reports as filed with the Securities and Exchange Commission (the "SEC") as required under the Securities Act and the Exchange Act (such prospectus reports are collectively referred to herein as the "Buyer Reports"). The Buyer Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations thereunder when filed. As of their respective dates, the Buyer Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of the Buyer included in the Buyer Reports (i) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto when filed, (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act, (iii) fairly present the consolidated financial condition, results of operations and cash flows of the Buyer as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent with the books and records of the Buyer.

       3.6 Absence of Material Adverse Change. Since December 31, 1999, there has occurred no event or development which has had, or could reasonably be expected to have in the future, a Buyer Material Adverse Effect.

       3.7 Litigation. Except as disclosed in the Buyer Reports, as of the date of this Agreement, there is no Legal Proceeding which is pending or, to the Buyer's knowledge, threatened against the Buyer or any subsidiary of the Buyer which, if determined adversely to the Buyer or such subsidiary, could have, individually or in the aggregate, a Buyer Material Adverse Effect or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

       3.8 Interim Operations of the Transitory Subsidiary. The Transitory Subsidiary was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has engaged in no business activities other than as contemplated by this Agreement.

       3.9 Brokers' Fees. Neither the Buyer nor the Transitory Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

       3.10 Disclosure. No representation or warranty by the Buyer contained in this Agreement, and no statement contained in the any document, certificate or other instrument delivered or to be delivered by or on behalf of the Buyer pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omit or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

                                   ARTICLE IV
                                    COVENANTS

       4.1 Closing Efforts. Each of the Parties shall use its best efforts, to the extent commercially reasonable ("Reasonable Best Efforts"), to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including without limitation using its Reasonable Best Efforts to ensure that (i) its representations and warranties remain true and correct in all material respects through the Closing Date and (ii) the conditions to the obligations of the other Parties to consummate the Merger are satisfied.

       4.2    Governmental and Third-Party Notices and Consents.

              (a) Each Party shall use its Reasonable Best Efforts to obtain, at its expense, all waivers, permits, consents, approvals or other authorizations from Governmental Entities, and to effect all registrations, filings and notices with or to Governmental Entities, as may be required for such Party to consummate the transactions contemplated by this Agreement and to otherwise comply with all applicable laws and regulations in connection with the consummation of the transactions contemplated by this Agreement.

              (b) The Company shall use its Reasonable Best Efforts to obtain, at its expense, all such waivers, consents or approvals from third parties, and to give all such notices to third parties, as are required to be listed in Section 2.4 of the Disclosure Schedule.

       4.3    Stockholder Approval.

       (a) The Company shall use its Reasonable Best Efforts to obtain, as promptly as practicable, the Requisite Stockholder Approval, either at a special meeting of stockholders or pursuant to a written stockholder consent, all in accordance with the applicable requirements of the Delaware General Corporation Law. In connection with such special meeting of stockholders or written stockholder consent, the Buyer shall prepare, with the assistance and cooperation of the Company, an information statement (the "Information Statement"). The Information Statement shall include a prospectus to be used for providing information concerning the Buyer in connection with offering the Merger Shares to stockholders of the Company and soliciting proxies or written consents from stockholders of the Company for the purpose of obtaining the Requisite Stockholder Approval. If the Requisite Stockholder Approval is obtained by means of a written consent, the Company shall send, pursuant to Sections 228 and 262(d) of the Delaware General Corporation Law, a written notice to all stockholders of the Company that did not execute such written consent informing them that this Agreement and the Merger were adopted and approved by the stockholders of the Company and that appraisal rights are available for their Company Shares pursuant to Section 262 of the Delaware General Corporation Law (which notice shall include a copy of such Section 262), and shall promptly inform the Buyer of the date on which such notice was sent.

       (b) The Company, acting through its Board of Directors, shall include in the Information Statement the unanimous recommendation of its Board of Directors that the stockholders of the Company vote in favor of the adoption of this Agreement and the approval of the Merger.

       (c) The Company shall ensure that the Information Statement does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided that the Company shall not be responsible for the accuracy or completeness of any information relating to the Buyer or furnished by the Buyer in writing for inclusion in the Information Statement).

       (d) The Buyer shall ensure that the Information Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (provided that the Buyer shall not be responsible for the accuracy or completeness of any information relating to the Company or furnished by the Company in writing for inclusion in the Information Statement).

       (e) Chris Gray, Jerry Jourdain, James Reich, Chris Rowen, Al Sivick, Paul Zsebedics and Robert Friedhoff each agree (i) to vote all Company Shares that are beneficially owned by him, her or it in favor of the adoption of this Agreement and the approval of the Merger, (ii) not to vote any Company Shares in favor of any other acquisition (whether by way of merger, consolidation, share exchange, stock purchase or asset purchase) of all or a majority of the outstanding capital stock or assets of the Company and (iii) otherwise to use his, her or its Reasonable Best Efforts to obtain the Requisite Stockholder Approval.

       4.4 Operation of Business. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, the Company shall (and shall cause each Subsidiary to) conduct its operations in the Ordinary Course of Business and in compliance with all applicable laws and regulations and, to the extent consistent therewith, use its Reasonable Best Efforts to preserve intact its current business organization, keep its physical assets in good working condition, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, prior to the Effective Time, the Company shall not (and shall cause each Subsidiary not to), without the written consent of the
Buyer:

              (a) issue or sell, or redeem or repurchase, any stock or other securities of the Company or any rights, warrants or options to acquire any such stock or other securities (except pursuant to the redemption, termination, conversion or exercise of convertible securities or Options or Warrants outstanding on the date hereof), or amend any of the terms of (including without limitation the vesting of) any such convertible securities or Options or Warrants;

              (b) split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

              (c) create, incur or assume any indebtedness (including obligations in respect of capital leases); assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; or make any loans, advances or capital contributions to, or investments in, any other person or entity, except for trade debt incurred in the Ordinary Course of Business, not to exceed $10,000 in the aggregate;

              (d) enter into, adopt or amend any Employee Benefit Plan or any employment or severance agreement or arrangement of the type described in
Section 2.22(k) (not including the Stock Option Plan) or (except for normal increases in the Ordinary Course of Business for employees who are not Affiliates) increase in any manner the compensation or fringe benefits of, or materially modify the employment terms of, its directors, officers or employees, generally or individually, or pay any bonus or other benefit to its directors, officers or employees (except for existing payment obligations listed in Section
2.20 of the Disclosure Schedule);

              (e) acquire, sell, lease, license or dispose of any assets or property (including without limitation any shares or other equity interests in or securities of any Subsidiary or any corporation, partnership, association or other business organization or division thereof), other than purchases and sales of assets in the Ordinary Course of Business;

              (f) mortgage or pledge any of its property or assets or subject any such property or assets to any Security Interest;

              (g) discharge or satisfy any Security Interest or pay any obligation or liability other than in the Ordinary Course of Business;

              (h) amend its charter, by-laws or other organizational documents;

              (i) change in any material respect its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP;

              (j) enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any material contract or agreement;

              (k) make or commit to make any capital expenditure in excess of $1,000 per item or $10,000 in the aggregate;

              (l)    institute or settle any Legal Proceeding;

              (m) take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of the Company set forth in this Agreement becoming untrue or (ii) any of the conditions to the Merger set forth in Article V not being satisfied; or

              (n) agree in writing or otherwise to take any of the foregoing actions.

       4.5    Access to Information.

              (a) The Company shall (and shall cause each Subsidiary to) permit representatives of the Buyer to have full access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company and the Subsidiaries) to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel, of or pertaining to the Company and each Subsidiary.

              (b) The Company shall introduce the Buyer to its principal suppliers, customers and employees to facilitate discussions between such persons and the Buyer in regard to the conduct of business following the Closing Date.

              (c) Each of the Buyer and the Transitory Subsidiary (i) shall treat and hold as confidential any Confidential Information (as defined below),
(ii) shall not use any of the Confidential Information except in connection with this Agreement, and (iii) if this Agreement is terminated for any reason whatsoever, shall return to the Company all tangible embodiments (and all copies) thereof which are in its possession. For purposes of this Agreement, "Confidential Information" means any confidential or proprietary information of the Company or any Subsidiary that is furnished in writing to the Buyer or the Transitory Subsidiary by the Company or any Subsidiary in connection with this Agreement and is labeled confidential or proprietary; provided, however, that it shall not include any information (A) which, at the time of disclosure, is available publicly, (B) which, after disclosure, becomes available publicly through no fault of the Buyer or the Transitory Subsidiary, (C) which the Buyer or the Transitory Subsidiary knew or to which the Buyer or the Transitory Subsidiary had access prior to disclosure or (D) which the Buyer or the Transitory Subsidiary rightfully obtains from a source other than the Company or a Subsidiary.

       4.6    Notice of Breaches.

              (a) From the date of this Agreement until the Effective Time, the Company shall promptly deliver to the Buyer supplemental information concerning events or circumstances occurring subsequent to the date hereof which would render any representation, warranty or statement in this Agreement or the Disclosure Schedule inaccurate or incomplete in any material respect at any time after the date of this Agreement until the Closing Date. No such supplemental information shall be deemed to cure any misrepresentation or breach of warranty or constitute an amendment of any representation, warranty or statement in this Agreement or the Disclosure Schedule.

              (b) From the date of this Agreement until the Effective Time, the Buyer shall promptly deliver to the Company supplemental information concerning events or circumstances occurring subsequent to the date hereof which would render any representation or warranty in this Agreement inaccurate or incomplete in any material respect at any time after the date of this Agreement until the Closing Date. No such supplemental information shall be deemed to cure any misrepresentation or breach of warranty or constitute an amendment of any representation or warranty in this Agreement.

       4.7    Exclusivity.

              (a) The Company shall not, and the Company shall require each of its officers, directors, employees, representatives and agents not to, directly or indirectly, (i) initiate, solicit, encourage or otherwise facilitate any inquiry, proposal, offer or discussion with any party (other than the Buyer) concerning any merger, reorganization, consolidation, recapitalization, business combination, liquidation, dissolution, share exchange, sale of stock, sale of material assets or similar business transaction involving the Company, any Subsidiary or any division of the Company or any Subsidiary, (ii) furnish any non-public information concerning the business, properties or assets of the Company, any Subsidiary or any division of the Company to any party (other than the Buyer) or (iii) engage in discussions or negotiations with any party (other than the Buyer) concerning any such transaction.

              (b) The Company shall immediately notify any party with which discussions or negotiations of the nature described in paragraph (a) above were pending that the Company is terminating such discussions or negotiations. If the Company receives any inquiry, proposal or offer of the nature described in paragraph (a) above, the Company shall, within one business day after such receipt, notify the Buyer of such inquiry, proposal or offer, including the identity of the other party and the terms of such inquiry, proposal or offer.

       4.8 Expenses. Except as set forth in Article VI, the Indemnification Escrow Agreement and the Repurchase Escrow Agreement, each of the Parties shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

       4.9 Indemnification. The Buyer shall not, for a period of three years after the Effective Time, take any action to alter or impair any exculpatory or indemnification provisions now existing in the Certificate of Incorporation or By-laws of the Company for the benefit of any individual who served as a director or officer of the Company at any time prior to the Effective Time, except for any changes which may be required to conform with changes in applicable law and any changes which do not affect the application of such provisions to acts or omissions of such individuals prior to the Effective Time.

       4.10 Restrictions on Disposition of Merger Shares. The Stockholders covenant that until September 9, 2000, they will not directly or indirectly sell, transfer, dispose of, pledge, or hypothecate the Merger Shares received in connection with the Merger, without the prior written consent of the Buyer, which may be withheld in the Buyer's sole discretion.

                                   ARTICLE V
                      CONDITIONS TO CONSUMMATION OF MERGER

       5.1 Conditions to Each Party's Obligations. The respective obligations of each Party to consummate the Merger are subject to the satisfaction of the following conditions:

              (a) this Agreement and the Merger shall have received the Requisite Stockholder Approval.

       5.2 Conditions to Obligations of the Buyer and the Transitory Subsidiary. The obligation of each of the Buyer and the Transitory Subsidiary to consummate the Merger is subject to the satisfaction (or waiver by the Buyer) of the following additional conditions:

              (a) a satisfactory due diligence investigation of the Company and the business of the Company by the Buyer;

              (b) the number of Dissenting Shares shall not exceed 5% of the number of outstanding Company Shares as of the Effective Time and the number of Company Stockholders shall not exceed 35;

              (c) the Company and the Subsidiaries shall have obtained (and shall have provided copies thereof to the Buyer) all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, referred to in Section 4.2 which are required on the part of the Company or the Subsidiaries;

              (d) the representations and warranties of the Company set forth in the first sentence of Section 2.1 and in Section 2.3 and any representations and warranties of the Company set forth in this Agreement that are qualified as to materiality shall be true and correct in all respects, and all other representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Effective Time as though made as of the Effective Time, except to the extent such representations and warranties are specifically made as of a particular date or as of the date of this Agreement (in which case such representations and warranties shall be true and correct as of such date);

              (e) the Company shall have performed or complied with, in all material respects, its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

              (f) no Legal Proceeding shall be pending or threatened wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement,
(ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) have a Company Material Adverse Effect, and no such judgment, order, decree, stipulation or injunction shall be in effect;

              (g) the Company shall have delivered to the Buyer and the Transitory Subsidiary a certificate (the "Company Certificate") to the effect that each of the conditions specified in clause (a) of Section 5.1 and clauses
(a) through (f) (insofar as clause (f) relates to Legal Proceedings involving the Company or a Subsidiary) of this Section 5.2 is satisfied in all respects;

              (h) the Company shall have delivered to the Buyer and the Transitory Subsidiary a Closing Date balance sheet, prepared in accordance with generally accepted accounting principles, which balance sheet shall reflect no liabilities;

              (i) each of the Company Stockholders shall have executed and delivered to the Buyer an Investment Representation Letter in the form attached hereto as Exhibit C and the Buyer shall have no reason to believe that the statements set forth therein are not true and shall be reasonably satisfied that the issuance and sale of the Merger Shares is exempt from the registration requirements of the Securities Act;

              (j) the Buyer shall have received from counsel to the Company an opinion addressed to the Buyer and dated as of the Closing Date, reasonably acceptable to the Buyer's counsel;

              (k) the Buyer shall have received copies of the resignations, effective as of the Effective Time, of each director and officer of the Company and the Subsidiaries (other than any such resignations which the Buyer designates, by written notice to the Company, as unnecessary);

              (l) the Buyer shall have received executed copies of Employment Agreements entered into between the Surviving Corporation and certain employees, in the form attached hereto as Exhibit E-1, which employees are listed on Exhibit E-2 attached hereto;

              (m) the Buyer shall have received executed copies of Non-Competition Agreements entered into between the Surviving Corporation and certain individuals, in the form attached hereto as Exhibit F-1, which individuals are listed on Exhibit F-2 attached hereto, and with other individuals in the form attached hereto as Exhibit F-3, which individuals are listed on Exhibit F-4;

              (n) the Buyer shall have received such other certificates and instruments (including without limitation certificates of good standing of the Company and the Subsidiaries in their jurisdiction of organization and the various foreign jurisdictions in which they are qualified, certified charter documents, certificates as to the incumbency of officers and the adoption of authorizing resolutions) as it shall reasonably request in connection with the Closing;

              (o) the Company shall have terminated the agreements listed on Exhibit H prior to the Effective Time.

       5.3 Conditions to Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction of the following additional conditions:

              (a) the representations and warranties of the Buyer and the Transitory Subsidiary set forth in the first sentence of Section 3.1 and Section
3.3 and any representations and warranties of the Buyer and the Transitory Subsidiary set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of the Buyer and the Transitory Subsidiary set forth in this Agreement that are not so qualified (other than those set forth in Section 3.1 and Section 3.3) shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Effective Time as though made as of the Effective Time, except to the extent such representations and warranties are specifically made as of a particular date or as of the date of this Agreement (in which case such representations and warranties shall be true and correct as of such date);

              (b) each of the Buyer and the Transitory Subsidiary shall have performed or complied with, in all material respects, its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

              (c) the Buyer shall have delivered to the Company a certificate (the "Buyer Certificate") to the effect that each of the conditions specified in clauses (a) and (b) of this Section 5.3 are satisfied in all respects;

              (d) the Company shall have received from counsel to the Buyer and the Transitory Subsidiary an opinion with respect to the matters set forth in Exhibit G attached hereto, addressed to the Company and dated as of the Closing Date;

              (e) the Company shall have received executed copies of Employment Agreements entered into between the Surviving Corporation and certain employees, in the form attached hereto as Exhibit E-1, which employees are listed on Exhibit E-2 attached hereto;

              (f) the Company shall have received such other certificates and instruments (including without limitation certificates of good standing of the Buyer and the Transitory Subsidiary in their jurisdiction of organization, certified charter documents, certificates as to the incumbency of officers and the adoption of authorizing resolutions) as it shall reasonably request in connection with the Closing.

                                   ARTICLE VI
                                 INDEMNIFICATION

       6.1 Indemnification by the Company Stockholders. The Company Stockholders receiving the Merger Consideration pursuant to Section 1.5 (the "Indemnifying Stockholders") shall, jointly and severally, indemnify the Buyer in respect of, and hold it harmless against, any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation amounts paid in settlement, interest, court costs, costs of investigators, fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation) ("Damages") incurred or suffered by the Surviving Corporation or the Buyer or any Affiliate thereof resulting from, relating to or constituting:

              (a) any misrepresentation, breach of warranty or failure to perform any covenant or agreement of the Company contained in this Agreement or the Company Certificate;

              (b) any failure of any Company Stockholder to have good, valid and marketable title to the issued and outstanding Company Shares issued in the name of such Company Stockholder, free and clear of all Security Interests; or

              (c) any claim by a stockholder or former stockholder of the Company, or any other person or entity, seeking to assert, or based upon: (i) ownership or rights to ownership of any shares of stock of the Company; (ii) any rights of a stockholder (other than the right to receive the Merger Shares pursuant to this Agreement or appraisal rights under the applicable provisions of the Delaware General Corporation Law), including any option, preemptive rights or rights to notice or to vote; (iii) any rights under the Certificate of Incorporation or By-laws of the Company; or (iv) any claim that his, her or its shares were wrongfully repurchased by the Company.

        6.2    Indemnification Claims.

               (a) Where the Buyer is entitled, or seeking to assert rights, to indemnification under this Article VI (the "Indemnified Party") it shall give written notification to the Company Stockholders (the "Indemnifying Party") of the commencement of any suit or proceeding relating to a third party claim for which indemnification pursuant to this Article VI may be sought. Such notification shall be given within 20 business days after receipt by the Indemnified Party of notice of such suit or proceeding, and shall describe in reasonable detail (to the extent known by the Indemnified Party) the facts constituting the basis for such suit or proceeding and the amount of the claimed damages; provided, however, that no delay on the part of the

Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party of any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such failure. Within 20 days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such suit or proceeding with counsel reasonably satisfactory to the Indemnified Party; provided that (i) the Indemnifying Party may only assume control of such defense if (A) it acknowledges in writing to the Indemnified Party that any damages, fines, costs or other liabilities that may be assessed against the Indemnified Party in connection with such suit or proceeding constitute Damages for which the Indemnified Party shall be indemnified pursuant to this Article VI and (B) the ad damnum is less than or equal to the amount of Damages for which the Indemnifying Party is liable under this Article VI and
(ii) the Indemnifying Party may not assume control of the defense of a suit or proceeding involving criminal liability or in which equitable relief is sought against the Indemnified Party. If the Indemnifying Party does not so assume control of such defense, the Indemnified Party shall control such defense. The party not controlling such defense (the "Non-controlling Party") may participate therein at its own expense; provided that if the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes that the Indemnifying Party and the Indemnified Party have conflicting interests or different defenses available with respect to such suit or proceeding, the reasonable fees and expenses of counsel to the Indemnified Party shall be considered "Damages" for purposes of this Agreement. The party controlling such defense (the "Controlling Party") shall keep the Non-controlling Party advised of the status of such suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the Non- controlling Party with respect thereto. The Non-controlling Party shall furnish the Controlling Party with such information as it may have with respect to such suit or proceeding (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise cooperate with and assist the Controlling Party in the defense of such suit or proceeding. The Indemnifying Party shall not agree to any settlement of, or the entry of any judgment arising from, any such suit or proceeding without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld or delayed. The Indemnified Party shall not agree to any settlement of, or the entry of any judgment arising from, any such suit or proceeding without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld or delayed.

               (b) In order to seek indemnification under this Article VI, the Indemnified Party shall give written notification (a "Claim Notice") to the Indemnifying Party which contains

(i) a description and the amount (the "Claimed Amount") of any Damages incurred or reasonably expected to be incurred by the Indemnified Party, (ii) a statement that the Indemnified Party is entitled to indemnification under this Article VI for such Damages and a reasonable explanation of the basis therefor, and (iii) a demand for payment (in the manner provided in paragraph (c) below) in the amount of such Damages. If the Indemnified Party is seeking to enforce such claim pursuant to the Indemnification Escrow Agreement, the Indemnifying Party shall deliver a copy of the Claim Notice to the Indemnification Escrow Agent.

              (c) Within 20 days after delivery of a Claim Notice, the Indemnifying Party shall deliver to the Indemnified Party a written response (the "Response") in which the Indemnifying Party shall: (i) agree that the Indemnified Party is entitled to receive all of the Claimed Amount (in which case the Response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Claimed Amount, by check or by wire transfer; provided that if the Indemnified Party is seeking to enforce such claim pursuant to the Indemnification Escrow Agreement, the Indemnifying Party and the Indemnified Party shall deliver to the Indemnification Escrow Agent, within three days following the delivery of the Response, a written notice executed by both parties instructing the Indemnification Escrow Agent to distribute to the Buyer such number of Indemnity Escrow Shares as have an aggregate Value (as defined below) equal to the Claimed Amount), (ii) agree that the Indemnified Party is entitled to receive part, but not all, of the Claimed Amount (the "Agreed Amount") (in which case the Response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Agreed Amount, by check or by wire transfer; provided that if the Indemnified Party is seeking to enforce such claim pursuant to the Escrow Agreement, the Indemnifying Party and the Indemnified Party shall deliver to the Indemnification Escrow Agent, within three days following the delivery of the Response, a written notice executed by both parties instructing the Indemnification Escrow Agent to distribute to the Buyer such number of Indemnity Escrow Shares as have an aggregate Value equal to the Agreed Amount) or (iii) dispute that the Indemnified Party is entitled to receive any of the Claimed Amount. If the Indemnifying Party in the Response disputes its liability for all or part of the Claimed Amount, the Indemnifying Party and the Indemnified Party shall follow the procedures set forth in Section 6.2(d) for the resolution of such dispute (a "Dispute"). For purposes of this
Article VI, the "Value" of any Indemnity Escrow Shares delivered in satisfaction of an indemnity claim shall be the average of the last reported sale prices per share of the Buyer Common Stock on the Nasdaq National Market over the ten consecutive trading days ending on the trading day that is three trading days prior to the Closing Date (subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Buyer Common

Stock since the beginning of such ten-day period), multiplied by the number of such Indemnity Escrow Shares.

               (d) During the 60-day period following the delivery of a Response that reflects a Dispute, the Indemnifying Party and the Indemnified Party shall use good faith efforts to resolve the Dispute. If the Dispute is not resolved within such 60-day period, the Indemnifying Party and the Indemnified Party shall discuss in good faith the submission of the Dispute to a mutually acceptable alternative dispute resolution procedure (which may be non-binding or binding upon the parties, as they agree in advance) (the "ADR Procedure"). In the event the Indemnifying Party and the Indemnified Party agree upon an ADR Procedure, such parties shall, in consultation with the chosen dispute resolution service (the "ADR Service"), promptly agree upon a format and timetable for the ADR Procedure, agree upon the rules applicable to the ADR Procedure, and promptly undertake the ADR Procedure. The provisions of this
Section 6.2(d) shall not obligate the Indemnifying Party and the Indemnified Party to pursue an ADR Procedure or prevent either such party from pursuing the Dispute in a court of competent jurisdiction; provided that, if the Indemnifying Party and the Indemnified Party agree to pursue an ADR Procedure, neither the Indemnifying Party nor the Indemnified Party may commence litigation or seek other remedies with respect to the Dispute prior to the completion of such ADR Procedure. Any ADR Procedure undertaken by the Indemnifying Party and the Indemnified Party shall be considered a compromise negotiation for purposes of federal and state rules of evidence, and all statements, offers, opinions and disclosures (whether written or oral) made in the course of the ADR Procedure by or on behalf of the Indemnifying Party, the Indemnified Party or the ADR Service shall be treated as confidential and, where appropriate, as privileged work product. Such statements, offers, opinions and disclosures shall not be discoverable or admissible for any purposes in any litigation or other proceeding relating to the Dispute (provided that this sentence shall not be construed to exclude from discovery or admission any matter that is otherwise discoverable or admissible). The fees and expenses of any ADR Service used by the Indemnifying Party and the Indemnified Party shall be shared equally by the Indemnifying Party and the Indemnified Party. If the Indemnified Party is seeking to enforce the claim that is the subject of the Dispute pursuant to the Indemnification Escrow Agreement, the Indemnifying Party and the Indemnified Party shall deliver to the Indemnification Escrow Agent, promptly following the resolution of the Dispute (whether by mutual agreement, pursuant to an ADR Procedure, as a result of a judicial decision or otherwise), a written notice executed by both parties instructing the Indemnification Escrow Agent as to what (if any) portion of the Indemnity Escrow Shares shall be distributed to the Buyer and/or the

Indemnifying Stockholders (which notice shall be consistent with the terms of the resolution of the Dispute).

              (e) Notwithstanding the other provisions of this Section 6.2, if a third party asserts (other than by means of a lawsuit) that the Indemnified Party is liable to such third party for a monetary or other obligation which may constitute or result in Damages for which the Indemnified Party may be entitled to indemnification pursuant to this Article VI, and such Indemnified Party reasonably determines that it has a valid business reason to fulfill such obligation, then (i) the Indemnified Party shall be entitled to satisfy such obligation, without prior notice to or consent from the Indemnifying Party, (ii) the Indemnified Party may subsequently make a claim for indemnification in accordance with the provisions of this Article VI, and (iii) the Indemnified Party shall be reimbursed, in accordance with the provisions of this Article VI, for any such Damages for which it is entitled to indemnification pursuant to this Article VI (subject to the right of the Indemnifying Party to dispute the Indemnified Party's entitlement to indemnification, or the amount for which it is entitled to indemnification, under the terms of this Article VI).

              (f) For purposes of this Section 6.2 and the last two sentences of Section 6.3, any references to the Indemnifying Party (except provisions relating to an obligation to make any payments provided for in Section 6.2 or
Section 6.3) shall be deemed to refer to the Indemnification Representatives. The Indemnification Representatives shall have full power and authority on behalf of each Indemnifying Stockholder to take any and all actions on behalf of, execute any and all instruments on behalf of, and execute or waive any and all rights of, the Indemnifying Stockholders under this Article VI. The Indemnification Representatives shall have no liability to any Indemnifying Stockholder for any action taken or omitted on behalf of the Indemnifying Stockholders pursuant to this Article VI.

       6.3 Survival of Representations and Warranties. All representations and warranties contained in this Agreement or the Company Certificate shall (a) survive the Closing and any investigation at any time made by or on behalf of the Indemnified Party and (b) shall expire on the date nine months following the Closing Date, except that (i) the representations and warranties set forth in Sections 2.1, 2.2, 2.3, 3.1, 3.2 and 3.3 (and the portion of the Company Certificate relating thereto) shall survive the Closing without limitation and
(ii) the representations and warranties set forth in Sections 2.9, 2.13, 2.22 and 2.23 (and the portion of the Company Certificate relating thereto) shall survive until 30 days following expiration of all statutes of limitation applicable to the matters referred to therein. If the Indemnified Party delivers to the Indemnifying Party, before expiration of a representation or warranty, either a Claim Notice based upon a breach of such representation or warranty, or a notice that, as a result a legal proceeding instituted by or written claim made by a third party, the Indemnified Party reasonably expects to incur Damages as a result of a breach of such representation or warranty (an "Expected Claim Notice"), then such representation or warranty shall survive until, but only for purposes of, the resolution of the matter covered by such notice. If the legal proceeding or written claim with respect to which an Expected Claim Notice has been given is definitively withdrawn or resolved in favor of the Indemnified Party, the Indemnified Party shall promptly so notify the Indemnifying Party; and if the Indemnified Party has delivered a copy of the Expected Claim Notice to the Indemnification Escrow Agent and Indemnity Escrow Shares have been retained in escrow after the Termination Date (as defined in the Indemnification Escrow Agreement) with respect to such Expected Claim Notice, the Indemnifying Party and the Indemnified Party shall promptly deliver to the Indemnification Escrow Agent a written notice executed by both parties instructing the Indemnification Escrow Agent to distribute such retained Indemnity Escrow Shares to the Indemnifying Stockholders in accordance with the terms of the Indemnification Escrow Agreement.

       6.4    Limitations.

              (a) The Indemnifying Stockholders shall not be liable under this Article VI unless and until the aggregate Damages for which they would otherwise be liable exceed $50,000, at which point the Indemnifying Stockholders shall become liable for the aggregate Damages, and not just amounts in excess of $50,000.

              (b) For purposes solely of this Article VI, all representations and warranties of the Company in Article II shall be construed as if the term "material" and any reference to "Company Material Adverse Effect" (and variations thereof) were omitted from such representations and warranties.

              (c) The Indemnification Escrow Agreement is intended to secure the indemnification obligations of the Indemnifying Stockholders under this Agreement. However, the rights of the Buyer under this Article VI shall not be limited to the Escrow Amount nor shall the Indemnification Escrow Agreement be the exclusive means for the Buyer to enforce such rights; provided that the Buyer shall not attempt to collect any Damages directly from the Indemnifying Stockholders unless there are no remaining Indemnity Escrow Shares held in escrow pursuant to the Indemnification Escrow Agreement.

              (d) The rights of the Buyer under this Article VI and the Indemnification Escrow Agreement shall not be the exclusive remedy of the Indemnified Parties with respect to claims resulting from or relating to any misrepresentation, breach of warranty or failure to perform any covenant or agreement contained in this Agreement.

              (e) Subject to Section 6.3, the Parties acknowledge and agree that the Indemnification Escrow Agreement and the Indemnification Escrow shall terminate nine months after the Effective Time.

              (f) No Indemnifying Stockholder shall have any right of contribution against the Company or the Surviving Corporation with respect to any breach by the Company of any of its representations, warranties, covenants or agreements.



                                   ARTICLE VII
                                   TAX MATTERS

       7.1    Preparation and Filing of Tax Returns.

              (a) The Company Stockholders shall cause to be prepared and timely filed all income Tax Returns of the Company or any Subsidiary attributable to any Tax period ending on or before the Closing Date.

              (b) The Buyer shall prepare and timely file or shall cause to be prepared and timely filed all other Tax Returns with respect to the Company and any Subsidiaries or in respect of their businesses, assets or operations.

              (c) Any Tax Return to be prepared and filed by the Buyer for taxable periods beginning before the Closing Date shall be prepared on a basis consistent with the last previous similar Tax Return, and the Buyer shall consult with the Indemnification Representatives concerning each such Tax Return and report all items with respect to the portion of the period ending on the Closing Date in accordance with the instructions of the Indemnification Representatives to the extent such reporting is allowable without significant risk of the imposition of penalties or additions to Tax as reasonably determined by the Buyer in consultation with its Tax advisors. The Buyer shall cause the Company to provide the Indemnification Representatives with a copy of each such proposed Tax Return (and such additional information regarding such Tax Return as may reasonably be requested by the Indemnification Representatives) at least 45 days prior to the filing of such Tax Return, except that (i) in the case of a Tax Return relating to a monthly taxable period, the copy shall be provided to the Indemnification Representatives at least 10 days prior to the filing of such Tax Return and (ii) in the case of a Tax Return due within 90 days following the Closing Date, the copy shall be provided to the Indemnification Representatives in such shorter period of time prior to filing as the Buyer shall reasonably determine to be practicable.

       7.2    Allocation of Certain Taxes.

       The Buyer and the Company Stockholders agree that if the Company or any Subsidiary is permitted but not required under applicable foreign, state or local Tax laws to treat the Closing Date as the last day of a taxable period, the Buyer and the Company Stockholders shall treat such day as the last day of a taxable period.

       7.3    Cooperation on Tax Matters.

              (a) The Buyer and the Company Stockholders and their respective Affiliates shall cooperate in the preparation of all Tax Returns for any Tax periods for which one party could reasonably require the assistance of the other party in obtaining any necessary information. Such cooperation shall include, but not be limited to, furnishing prior years' Tax Returns or return preparation packages illustrating previous reporting practices or containing historical information relevant to the preparation of such Tax Returns, and furnishing such other information within such party's possession requested by the party filing such Tax Returns as is relevant to their preparation. Such cooperation and information also shall include without limitation provision of powers of attorney for the purpose of signing Tax Returns and defending audits promptly forwarding copies of appropriate notices and forms or other communications received from or sent to any taxing authority which relate to the Company or the Subsidiaries, and providing copies of all relevant Tax Returns, together with accompanying schedules and related workpapers, documents relating to rulings or other determinations by any taxing authority and records concerning the ownership and tax basis of property, which the requested party may possess. The Buyer and the Company and their respective Affiliates shall make their respective employees and facilities available on a mutually convenient basis to provide explanation of any documents or information provided hereunder.

              (b) For a period of ten (10) years after the Closing Date or such longer period as may be required by law, the Buyer shall, and shall cause the Company and the Subsidiaries to, retain and not destroy or dispose of all Tax Returns (including supporting materials), books and records (including computer files) of, or with respect to the activities or Taxes of, such entities for all taxable periods ending on or prior to the Closing Date to the extent the Buyer, the Company or any Subsidiary received or had possession of such records on the Closing Date. Thereafter, the Buyer shall not destroy or dispose of any such Returns, books or records unless it first offers such Returns, books and records to the Company Stockholders in writing and the Company Stockholders fails to accept such offer within sixty
(60) days of its being made.

              (c) For a period of ten (10) years after the Closing Date or such longer period as may be required by law, the Company Stockholders shall retain and not destroy or dispose of all Tax Returns (including supporting materials), books and records (including computer files) of, or with respect to the activities or Taxes of, the Company and the Subsidiaries for all taxable periods ending on or prior to the Closing Date to the extent the Company Stockholders did not deliver such records to the Buyer, the Company or any Subsidiary. Thereafter, the Company Stockholders shall not destroy or dispose of any such Tax Returns, books or records unless it first offers them to the Buyer in writing and the Buyer fails to accept such offer within sixty (60) days of its being made.

              (d) If the Buyer or any of the Company and the Subsidiaries (as the case may be) on the one hand, or the Company Stockholders on the other, fails to provide any information requested by the other party in the time specified herein, or if no time is specified pursuant to this Section 7.3, within a reasonable period, or otherwise fails to do any act required of it under this Section 7.3, then the party failing to so provide the information or do such act shall be obligated, notwithstanding any other provision of this Agreement, to indemnify the party requesting the information or act and shall so indemnify the requesting party and hold such party harmless from and against any and all costs, claims or damages, including, without limitation, all Taxes or deficiencies thereof, payable as a result of such failure. Notwithstanding the foregoing, the party that failed to deliver the information or do the act requested, shall in no event be obligated to make any payments pursuant to this
Section 7.3(d) or otherwise be liable, if such party used all reasonable commercial efforts to provide the requested information or perform the requested act.

       7.4 Termination of Tax-Sharing Agreements. All Tax sharing agreements or similar arrangements with respect to or involving the Company and its Subsidiaries shall be terminated prior to the Closing Date and, after the Closing Date, the Company and its Subsidiaries shall not be bound thereby or have any liability thereunder for amounts due in respect of periods ending on or before the Closing Date.

       7.5 Election Pursuant to Section 338(h)(10). At the Buyer's election, the Company Stockholders will join with Buyer in making an election pursuant to
Section 338(h)(10) of the Code (and any corresponding provisions under state, local or foreign law) with respect to the acquisition of the Company and the Subsidiaries pursuant to this Agreement. The parties agree that if the Buyer makes such an election, it will indemnify the Company and the Company Stockholders for any additional Taxes payable by the Company or the Company Stockholders as a result of making such election.



                                  ARTICLE VIII
                               REGISTRATION RIGHTS


       8.1 Registration of Shares. Upon the request of stockholders of the Buyer holding at least 50% of the voting power of the Merger Shares made within the period that begins 30 days following the date the Buyer becomes eligible to file a Registration Statement on Form S-3 and ends on the second anniversary of the Closing, the Buyer shall file with the SEC a registration statement on Form S-3, covering the resale to the public by the Company Stockholders of any Merger Shares then held by Company Stockholders, provided that such Merger Shares are not otherwise saleable by a Company Stockholder pursuant to Rule 144 of the Securities Act of 1933, as amended (the "Stockholder Registration Statement"). The Buyer shall use its best efforts to cause the Stockholder Registration Statement to be declared effective by the SEC as soon as practicable, provided that the Stockholder Registration Statement shall not be declared effective until after financial results covering at least 30 days of combined operations of the Company and the Buyer after the Effective Time shall have been publicly released. The Buyer shall cause the Stockholder Registration Statement to remain effective until the date one year after the Closing Date or such earlier time as all of the Merger Shares covered by the Stockholder Registration Statement have been sold pursuant thereto.

       8.2    Limitations on Registration Rights.

              (a) The Buyer may, by written notice to the Company Stockholders, (i) delay the filing or effectiveness of the Stockholder Registration Statement or (ii) suspend, but not for more than 120 days in each instance, the Stockholder Registration Statement after effectiveness and require that the Company Stockholders immediately cease sales of shares pursuant to the

Stockholder Registration Statement, in the event that (A) the Buyer files a registration statement (other than a registration statement on Form S-8 or its successor form) with the SEC for a public offering of its securities or (B) the Buyer is engaged in any activity or transaction or preparations or negotiations for any activity or transaction that the Buyer desires to keep confidential for business reasons, if the Buyer determines in good faith that the public disclosure requirements imposed on the Buyer under the Securities Act in connection with the Stockholder Registration Statement would require disclosure of such activity, transaction, preparations or negotiations.

              (b) If the Buyer delays or suspends the Stockholder Registration Statement or requires the Company Stockholders to cease sales of shares pursuant to paragraph (a) above, the Buyer shall, as promptly as practicable following the termination of the circumstance which entitled the Buyer to do so, take such actions as may be necessary to file or reinstate the effectiveness of the Stockholder Registration Statement and/or give written notice to all Company Stockholders authorizing them to resume sales pursuant to the Stockholder Registration Statement. If as a result thereof the prospectus included in the Stockholder Registration Statement has been amended to comply with the requirements of the Securities Act, the Buyer shall enclose such revised prospectus with the notice to Company Stockholders given pursuant to this paragraph (b), and the Company Stockholders shall make no offers or sales of shares pursuant to the Stockholder Registration Statement other than by means of such revised prospectus.

       8.3    Registration Procedures.

              (a) In connection with the filing by the Buyer of the Stockholder Registration Statement, the Buyer shall furnish to each Company Stockholder a copy of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act.

              (b) The Buyer shall use its best efforts to register or qualify the Merger Shares covered by the Stockholder Registration Statement under the securities laws of each state of the United States; provided, however, that the Buyer shall not be required in connection with this paragraph (b) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

              (c) If the Buyer has delivered preliminary or final prospectuses to the Company Stockholders and after having done so the prospectus is amended or supplemented to comply with the requirements of the Securities Act, the Buyer shall promptly notify the Company Stockholders and, if requested by the Buyer, the Company Stockholders shall immediately cease making offers or sales of shares under the Stockholder Registration Statement and return all prospectuses to the Buyer. The Buyer shall promptly provide the Company Stockholders with revised or supplemented prospectuses and, following receipt of the revised or supplemented prospectuses, the Company Stockholders shall be free to resume making offers and sales under the Stockholder Registration Statement.

              (d) The Buyer shall pay the expenses incurred by it in complying with its obligations under this Article VIII, including all registration and filing fees, exchange listing fees, fees and expenses of counsel for the Buyer, and fees and expenses of accountants for the Buyer, but excluding (i) any brokerage fees, selling commissions or underwriting discounts incurred by the Company Stockholders in connection with sales under the Stockholder Registration Statement and (ii) the fees and expenses of any counsel retained by Company Stockholders.

       8.4 Requirements of Company Stockholders. The Buyer shall not be required to include any Merger Shares in the Stockholder Registration Statement unless:

              (a) the Company Stockholder owning such shares furnishes to the Buyer in writing such information regarding such Company Stockholder and the proposed sale of Merger Shares by such Company Stockholder as the Buyer may reasonably request in writing in connection with the Stockholder Registration Statement or as shall be required in connection therewith by the SEC or any state securities law authorities;

              (b) such Company Stockholder shall have provided to the Buyer its written agreement:

                     (i) to indemnify the Buyer and each of its directors and officers against, and hold the Buyer and each of its directors and officers harmless from, any losses, claims, damages, expenses or liabilities (including reasonable attorneys fees) to which the Buyer or such directors and officers may become subject by reason of any statement or omission in the Stockholder Registration Statement made in reliance upon, or in conformity with, a written statement by such Company Stockholder furnished pursuant to this Section 8.4; and

                     (ii) to report to the Buyer sales made pursuant to the Stockholder Registration Statement.

       8.5 Indemnification. The Buyer agrees to indemnify and hold harmless each Company Stockholder whose shares are included in the Stockholder Registration Statement against any losses, claims, damages, expenses or liabilities to which such Company Stockholder may become subject by reason of any untrue statement of a material fact contained in the Stockholder Registration Statement or any omission to state therein a fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, expenses or liabilities arise out of or are based upon information furnished to the Buyer by or on behalf of a Company Stockholder for use in the Stockholder Registration Statement. The Buyer shall have the right to assume the defense and settlement of any claim or suit for which the Buyer may be responsible for indemnification under this Section 8.5.

       8.6 Assignment of Rights. A Company Stockholder may not assign any of its rights under this Article VIII except in connection with the transfer of some or all of his, her or its Merger Shares to a child or spouse, or trust for their benefit or, in the case of a partnership, to the partners of such partnership pursuant to a pro rata distribution, provided each such transferee agrees in a written instrument delivered to the Buyer to be bound by the provisions of this Article VIII.

                                   ARTICLE IX
                                   TERMINATION

       9.1 Termination of Agreement. The Parties may terminate this Agreement prior to the Effective Time (whether before or after Requisite Stockholder Approval), as provided below:

              (a) the Parties may terminate this Agreement by mutual written consent;

              (b) the Buyer may terminate this Agreement by giving written notice to the Company in the event the Company is in breach of any representation, warranty or covenant contained in this Agreement, and such breach, individually or in combination with any other such breach, (i) would cause the conditions set forth in clauses (c) or (d) of Section 5.2 not to be satisfied and (ii) is not cured within 20 days following delivery by the Buyer to the Company of written notice of such breach;

              (c) the Company may terminate this Agreement by giving written notice to the Buyer in the event the Buyer or the Transitory Subsidiary is in breach of any representation, warranty or covenant contained in this Agreement, and such breach, individually or in combination with any other such breach, (i) would cause the conditions set forth in clauses (a) or (b) of Section 5.3 not to be satisfied and (ii) is not cured within 20 days following delivery by the Company to the Buyer of written notice of such breach;

              (d) any Party may terminate this Agreement by giving written notice to the other Parties at any time after the Company Stockholders have voted on whether to approve this Agreement and the Merger in the event this Agreement and the Merger failed to receive the Requisite Stockholder Approval;

              (e) the Buyer may terminate this Agreement by giving written notice to the Company if the Closing shall not have occurred on or before the tenth calendar day following the signing of the Agreement (provided, however, that if the tenth calendar day falls on a weekend or holiday, the tenth calendar day shall be considered the following business day) by reason of the failure of any condition precedent under Section 5.1 or 5.2 hereof (unless the failure results primarily from a breach by the Buyer or the Transitory Subsidiary of any representation, warranty or covenant contained in this Agreement); or

              (f) the Company may terminate this Agreement by giving written notice to the Buyer and the Transitory Subsidiary if the Closing shall not have occurred on or before the tenth calendar day following the signing of the Agreement (provided, however, that if the tenth calendar day falls on a weekend or holiday, the tenth calendar day shall be considered the following business day) by reason of the failure of any condition precedent under Section 5.1 or
5.3 hereof (unless the failure results primarily from a breach by the Company of any representation, warranty or covenant contained in this Agreement).

       9.2    Effect of Termination.

              (a) If any Party terminates this Agreement pursuant to Section 9.1, all obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party for willful breaches of this Agreement); provided, however, that all obligations pursuant to Section 4.5(c) shall survive the termination of this Agreement under this Section 9.

              (b) Notwithstanding Section 9.2(a), in the event of a termination of this Agreement pursuant to Sections 9.1(b), 9.1(d) or 9.1(e) (other than with respect to the failure of the condition precedent under Section 5.2(a) if the failure does not result from a breach by the

Company of its obligation to provide reasonable access to the appropriate materials and/or personnel), the Company will pay to the Buyer a cancellation fee in the amount of 10% of the value of the total Merger Consideration, plus all reasonable out-of-pocket expenses of the Buyer and the Transitory Subsidiary incurred in connection with this Agreement, including without limitation attorneys' fees, accountants' fees, appraiser's fees and other similar expenses.



                                   ARTICLE X
                                  DEFINITIONS

        For purposes of this Agreement, each of the following defined terms is defined in the Section of this Agreement indicated below.

Defined Term                                                               Section
------------                                                               -------
ADR Procedure                                                              6.2(d)
ADR Service                                                                6.2(d)
Affiliate                                                                  2.15(a)(vii)
Agreed Amount                                                              6.2(c)
Buyer                                                                      Introduction
Buyer Certificate                                                          5.3(c)
Buyer Common Stock                                                         1.5(a)
Buyer Material Adverse Effect                                              3.1
Buyer Reports                                                              3.5
Cash Conversions Ratio                                                     1.5(e)
CERCLA                                                                     2.23(a)
Certificates                                                               1.7(a)
Certificate of Merger                                                      1.1
Claim Notice                                                               6.2(b)
Claimed Amount                                                             6.2(b)
Closing                                                                    1.2
Closing Date                                                               1.2
Closing Price                                                              1.5(b)
Code                                                                       1.5(c)
Common Conversion Ratio                                                    1.5(c)

Company                                                                    Introduction
Company Certificate                                                        5.2(g)
Company Intellectual Property                                              2.13(a)
Company Material Adverse Effect                                            2.1
Company Shares                                                             1.5(a)
Company Stockholder                                                        1.3(d)
Confidential Information                                                   4.5(c)
Controlling Party                                                          6.2(a)
Customer Deliverables                                                      2.13(a)
Damages                                                                    6.1
Disclosure Schedule                                                        Article II
Dispute                                                                    6.2(c)
Dissenting Shares                                                          1.6(a)
Effective Time                                                             1.1
Employee Benefit Plan                                                      2.22(a)(i)
Environmental Law                                                          2.23(a)
ERISA                                                                      2.22(a)(ii)
ERISA Affiliate                                                            2.22(a)(iii)
Expected Claim Notice                                                      6.4
Exchange Act                                                               2.15(a)(vii)
Financial Statements                                                       2.6
GAAP                                                                       2.6
Governmental Entity                                                        2.4
Indemnification Escrow Agent                                               1.3
Indemnification Escrow Agreement                                           1.3
Indemnification Representatives                                            1.3
Indemnified Party                                                          6.2(a)
Indemnifying Party                                                         6.2(a)
Indemnifying Stockholders                                                  6.1
Indemnity Escrow Shares                                                    1.5(b)
Information Statement                                                      4.3
Initial Shares                                                             1.5(d)
Intellectual Property                                                      2.13(a)
Internal Systems                                                           2.13(a)
Legal Proceeding                                                           2.19
Materials of Environmental Concern                                         2.23(b)

Merger                                                                     1.1
Merger Consideration                                                       1.5(d)
Merger Shares                                                              1.5(b)
Most Recent Balance Sheet                                                  2.8
Most Recent Balance Sheet Date                                             2.6
Non-controlling Party                                                      6.2(a)
Options                                                                    1.8(a)
Ordinary Course of Business                                                2.4
Parties                                                                    Introduction
Permits                                                                    2.26
Reasonable Best Efforts                                                    4.1
Repurchase                                                                 1.5(c)
Repurchase Escrow Agent                                                    1.3(h)
Repurchase Escrow Agreement                                                1.3(h)
Repurchase Escrow Shares                                                   1.5(c)
Response                                                                   6.2(c)
Requisite Stockholder Approval                                             2.3
SEC                                                                        3.5
Securities Act                                                             2.2
Security Interest                                                          2.4
Software                                                                   2.13(e)
Stockholder Registration Statement                                         8.1
Subsidiary                                                                 2.5(a)
Surviving Corporation                                                      1.1
Taxes                                                                      2.9(a)(i)
Tax Returns                                                                2.9(a)(ii)
Transitory Subsidiary                                                      Introduction
Value                                                                      6.2(c)
Warrants                                                                   1.8(b)

                                   ARTICLE XI
                                 MISCELLANEOUS

       11.1 Press Releases and Announcements. Prior to Closing, no Party shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law, regulation or stock market rule (in which case the disclosing Party shall use reasonable efforts to advise the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure).

       11.2 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns; provided, however, that (a) the provisions in
Article I concerning issuance of the Merger Shares, and (b) the provisions in
Section 4.9 concerning indemnification are intended for the benefit of the individuals specified therein and their successors and assigns.

       11.3 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, with respect to the subject matter hereof.

       11.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties; provided that the Transitory Subsidiary may assign its rights, interests and obligations hereunder to an Affiliate of the Buyer.

       11.5 Counterparts and Facsimile Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

       11.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

       11.7 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

If to the Company:                             Copy to:

xVault, Inc.                                   Gadsby & Hannah LLP
7700 Leesburg Pike                             225 Franklin Street
900 North                                      Boston, MA 02110
Falls Church, VA22043                          Attn:  Mr. Thomas H. Dolan, Esq.
Attn:  Robert Friedhoff

If to the Buyer or                             Copy to:
the Transitory Subsidiary:
                                               Hale and Dorr LLP
OTG Software, Inc.                             1455 Pennsylvania Avenue, N.W.
6701 Democracy Boulevard, Suite 800            Washington, D.C.  20004
Bethesda, MD 20817                             Attn: Mr. David Sylvester, Esq.
Attn:  Richard A. Kay

       Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

       11.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.

       11.9 Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time; provided, however, that any amendment effected subsequent to the Requisite Stockholder Approval shall be subject to any restrictions contained in the Delaware General Corporation Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver. No waiver by any Party with respect to any default, misrepresentation or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

       11.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

       11.11 Submission to Jurisdiction. Each of the Parties (a) submits to the jurisdiction of any state or federal court sitting in Maryland in any action or proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, and (c) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Party with respect thereto. Any Party may make service on another Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section
11.7. Nothing in this Section 11.11, however, shall affect the right of any Party to serve legal process in any other manner permitted by law.

       11.12  Construction.

              (a) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

              (b) Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

       IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                OTG SOFTWARE, INC.

                                By: /s/ Richard A. Kay
                                    ------------------

                                Title: Chairman, President and Chief Executive Officer

                                OTG MERGER CORP.

                                By: /s/ Richard A. Kay
                                    ------------------

                                Title: President

                                xVAULT, INC.

                                By: /s/ Albert J. Sivick
                                    --------------------

                                Title: President

       The undersigned, being the duly elected Secretary of the Transitory Subsidiary, hereby certifies that this Agreement has been adopted by a majority of the votes represented by the outstanding shares of capital stock of the Transitory Subsidiary entitled to vote on this Agreement.

                                /s/ F. William Caple
                                --------------------
                                Secretary

       The undersigned, being the duly elected Secretary of the Company, hereby certifies that this Agreement has been adopted by a majority of the votes represented by the outstanding Company Shares entitled to vote on this Agreement.

                                /s/ Marianna O"Brien
                                --------------------
                                Secretary

       The following stockholders of the Company hereby execute this Agreement for the limited purpose of agreeing to and becoming bound by the provisions of
Section 4.3(e).

                                   /s/ Chris Gray
                                   --------------
                                   Chris Gray

                                   /s/ Jerry Jourdain
                                   ------------------
                                   Jerry Jourdain

                                   /s/ James Reich
                                   ---------------
                                   James Reich

                                   /s/ Chris Rowen
                                   ---------------
                                   Chris Rowen

                                   /s/ Albert J. Sivick
                                   --------------------
                                   Albert J. Sivick

                                   /s/ Paul Zsebedics
                                   ------------------
                                   Paul Zsebedics

                                   /s/ Robert Friedhoff
                                   --------------------
                                   Robert Friedhoff